                                                                    EXHIBIT 10.1
================================================================================

                               CREDIT AGREEMENT

                                  dated as of
                                August 17, 1998

                                     among

                               BELL SPORTS, INC.
                                  as Borrower


                               BELL SPORTS CORP.
                                as a Guarantor


                           The LENDERS Party Hereto



                               SOCIETE GENERALE
          as Administrative Agent, Swingline Lender and Issuing Bank


                           DLJ CAPITAL FUNDING, INC.
                             as Syndication Agent

                _______________________________________________


                                   SG COWEN

                                      and

                         DONALDSON, LUFKIN & JENRETTE

                                   Arrangers

================================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I. DEFINITIONS......................................................   1

          SECTION 1.1. DEFINED TERMS........................................   1
          SECTION 1.2. CLASSIFICATION OF LOANS AND BORROWINGS...............  35
          SECTION 1.3. TERMS GENERALLY......................................  35
          SECTION 1.4. ACCOUNTING TERMS; GAAP...............................  36
          SECTION 1.5. TERMS DEFINED IN THE UNIFORM COMMERCIAL CODE.........  36

ARTICLE II. THE CREDIT......................................................  37

          SECTION 2.1. REVOLVING COMMITMENTS................................  37
          SECTION 2.2. LOANS AND BORROWINGS.................................  37
          SECTION 2.3. REQUESTS FOR BORROWINGS..............................  38
          SECTION 2.4. SWINGLINE LOANS......................................  39
          SECTION 2.5. LETTERS OF CREDIT....................................  40
          SECTION 2.6. FUNDING OF BORROWINGS................................  44
          SECTION 2.7. INTEREST ELECTIONS...................................  45
          SECTION 2.8. TERMINATION AND REDUCTION OF COMMITMENTS.............  47
          SECTION 2.9. REPAYMENT OF LOANS; EVIDENCE OF DEBT.................  47
          SECTION 2.10. PREPAYMENT OF LOANS.................................  48
          SECTION 2.11. FEES................................................  50
          SECTION 2.12. INTEREST............................................  51
          SECTION 2.13. ALTERNATE RATE OF INTEREST..........................  52
          SECTION 2.14. YIELD PROTECTION....................................  53
          SECTION 2.15. TAXES...............................................  55
          SECTION 2.16. PAYMENTS; PRO RATA TREATMENT; SHARING OF SETOFFS....  56
          SECTION 2.17. REPLACEMENT OF LENDER...............................  58

ARTICLE III. CONDITIONS.....................................................  59

          SECTION 3.1. EFFECTIVE DATE.......................................  59
          SECTION 3.2. CONDITIONS OF ALL EXTENSIONS OF CREDIT...............  63

ARTICLE IV. REPRESENTATIONS AND WARRANTIES..................................  64

          SECTION 4.1. ORGANIZATION; POWERS.................................  64
          SECTION 4.2. AUTHORIZATION; ENFORCEABILITY........................  64
          SECTION 4.3. GOVERNMENTAL APPROVALS; NO CONFLICTS.................  64
          SECTION 4.4. FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE......  65
          SECTION 4.5. PROPERTIES...........................................  66
          SECTION 4.6. LITIGATION AND ENVIRONMENTAL MATTERS.................  67
          SECTION 4.7. COMPLIANCE WITH LAWS AND AGREEMENTS..................  67
          SECTION 4.8. INVESTMENT AND HOLDING COMPANY STATUS................  67
          SECTION 4.9. TAXES................................................  67


          SECTION 4.10. ERISA...............................................  68
          SECTION 4.11. REPRESENTATIONS AND WARRANTIES IN TRANSACTION
                        DOCUMENTS...........................................  68
          SECTION 4.12. DISCLOSURE..........................................  68
          SECTION 4.13. SUBSIDIARIES........................................  68
          SECTION 4.14. SOLVENCY............................................  69
          SECTION 4.15. THE COLLATERAL......................................  69
          SECTION 4.16. FEDERAL RESERVE REGULATIONS.........................  71
          SECTION 4.17. INSURANCE...........................................  71
          SECTION 4.18. YEAR 2000 COMPLIANCE................................  71

ARTICLE V. AFFIRMATIVE COVENANTS............................................  71

          SECTION 5.1. FINANCIAL STATEMENTS AND OTHER INFORMATION...........  71
          SECTION 5.2. NOTICES OF MATERIAL EVENTS...........................  73
          SECTION 5.3. REGARDING THE COLLATERAL.............................  74
          SECTION 5.4. EXISTENCE; CONDUCT OF BUSINESS.......................  75
          SECTION 5.5. PAYMENT OF OBLIGATIONS...............................  75
          SECTION 5.6. MAINTENANCE OF PROPERTIES............................  75
          SECTION 5.7. INSURANCE............................................  75
          SECTION 5.8. CASUALTY AND CONDEMNATION............................  76
          SECTION 5.9. BOOKS AND RECORDS; INSPECTION AND AUDIT RIGHTS.......  76
          SECTION 5.10. COMPLIANCE WITH LAWS................................  76
          SECTION 5.11. USE OF PROCEEDS.....................................  76
          SECTION 5.12. ADDITIONAL BORROWER SUBSIDIARIES....................  77
          SECTION 5.13. FURTHER ASSURANCES..................................  77
          SECTION 5.14. FISCAL YEAR.........................................  79
          SECTION 5.15. YEAR 2000 COMPLIANCE................................  79
          SECTION 5.16. CONVERTIBLE DEBT RETIREMENT.........................  79

ARTICLE VI. NEGATIVE COVENANTS..............................................  79

          SECTION 6.1. INDEBTEDNESS.........................................  79
          SECTION 6.2. CERTAIN INTERESTS AND LIABILITIES....................  81
          SECTION 6.3. LIENS................................................  82
          SECTION 6.4. FUNDAMENTAL CHANGES..................................  82
          SECTION 6.5. INVESTMENTS; ACQUISITIONS............................  83
          SECTION 6.6. ASSET SALES..........................................  84
          SECTION 6.7. HEDGING AGREEMENTS...................................  85
          SECTION 6.8. PAYMENT RESTRICTIONS.................................  85
          SECTION 6.9. TRANSACTIONS WITH AFFILIATES.........................  87
          SECTION 6.10. RESTRICTIVE AGREEMENTS..............................  87
          SECTION 6.11. AMENDMENT OF CERTAIN DOCUMENTS......................  88
          SECTION 6.12. CAPITAL EXPENDITURES................................  88
          SECTION 6.13. MINIMUM CASH INTEREST COVERAGE RATIO................  89
          SECTION 6.14. MINIMUM FIXED CHARGE COVERAGE RATIO.................  89
          SECTION 6.15. MAXIMUM TOTAL LEVERAGE RATIO........................  91


          SECTION 6.16. ADDITIONAL SUBSIDIARIES.............................  92

ARTICLE VII. EVENTS OF DEFAULT..............................................  92

          SECTION 7.1. EVENTS OF DEFAULT....................................  92

ARTICLE VIII. THE ADMINISTRATIVE AGENT  AND OTHER AGENTS....................  95

          SECTION 8.1. APPOINTMENT OF AGENTS................................  95
          SECTION 8.2. SAME RIGHTS AND POWERS...............................  96
          SECTION 8.3. NO DUTIES OR OBLIGATIONS; NOT LIABLE.................  96
          SECTION 8.4. ENTITLED TO RELY.....................................  96
          SECTION 8.5. SUB-AGENTS; RELATED PARTIES..........................  97
          SECTION 8.6. RESIGNATION OF ADMINISTRATIVE AGENT..................  97
          SECTION 8.7. CONCERNING THE COLLATERAL............................  97
          SECTION 8.8. NO RELIANCE..........................................  98

ARTICLE IX. MISCELLANEOUS...................................................  98

          SECTION 9.1. NOTICES..............................................  98
          SECTION 9.2. WAIVERS; AMENDMENTS.................................. 100
          SECTION 9.3. EXPENSES; INDEMNITY; DAMAGE WAIVER................... 101
          SECTION 9.4. SUCCESSORS AND ASSIGNS............................... 102
          SECTION 9.5. SURVIVAL............................................. 105
          SECTION 9.6. COUNTERPARTS; INTEGRATION; EFFECTIVENESS............. 105
          SECTION 9.7. SEVERABILITY......................................... 106
          SECTION 9.8. RIGHT OF SETOFF...................................... 106
          SECTION 9.9. GOVERNING LAW; JURISDICTION; SERVICE OF PROCESS...... 106
          SECTION 9.10. WAIVER OF JURY TRIAL................................ 107
          SECTION 9.11. HEADINGS............................................ 107
          SECTION 9.12. CONFIDENTIALITY..................................... 107
          SECTION 9.13. INTEREST RATE LIMITATION............................ 108

                                   EXHIBITS

Exhibit A         Form of Assignment and Acceptance
Exhibit B-1       Form of Borrower Pledge and Security Agreement
Exhibit B-2       Form of Guarantor Pledge and Security Agreement
Exhibit C         Form of Borrowing Base Certificate
Exhibit D         Form of Compliance Certificate
Exhibit E         Equity Documents
Exhibit F         Form of Guaranty, Indemnity and Subordination Agreement
Exhibit G         Form of Patent and Trademark Assignment
Exhibit H         Form of Perfection Certificate
Exhibit I         Form of Perfection Notice
Exhibit J         Form of Pricing Certificate
Exhibit K         Form of Revolving Loan Note
Exhibit L         Form of UCC financing statement
Exhibit M         Form of Closing Certificate
Exhibit N-1       Form of Opinion of Ropes & Gray
Exhibit N-2       Form of Opinion of Sidley & Austin


                                   SCHEDULES

Schedule 1.1      Specified Excluded Assets
Schedule 2.1      Lenders, Revolving Commitments and Lending Offices
Schedule 3.1(l)   Amendments to Transaction Documents
Schedule 4.3      Governmental Approvals
Schedule 4.5(a)   Title Defects
Schedule 4.5(b)   Intellectual Property
Schedule 4.5(c)   Real Property (owned or leased)
Schedule 4.6(a)   Litigation
Schedule 4.6(b)   Environmental Matters
Schedule 4.13     Subsidiaries
Schedule 4.15(b)  Pledged Collateral
Schedule 4.15(c)  Jurisdictions in which Financing Statements Filed
Schedule 4.17     Insurance
Schedule 6.1      Outstanding Indebtedness
Schedule 6.3      Existing Liens

                                                                    EXHIBIT 10.1

                               CREDIT AGREEMENT


          CREDIT AGREEMENT dated as of August 17, 1998, among BELL SPORTS, INC., a California corporation (the "Borrower"), BELL SPORTS CORP., a Delaware corporation ("Holdings"), the LENDERS party hereto, DLJ CAPITAL FUNDING, INC., as Syndication Agent, and SOCIETE GENERALE, as Administrative Agent, Swingline Lender and Issuing Bank.


                                   RECITALS

          1. Brentwood Fund and Harvard Private Capital Holdings, Inc. organized HB Acquisition for the purpose of merging with and into Old Bell Sports Corp. pursuant to the Merger and Recapitalization Agreement (the "HB Merger"). Holdings is the surviving corporation in the HB Merger.

          2. Prior to the consummation of the HB Merger, American Recreation Company Holdings, Inc. ("ARH"), a wholly-owned subsidiary of Old Bell Sports Corp., merged with American Recreation Company, Inc., a wholly-owned subsidiary of ARH (the "ARH Merger"), and the surviving corporation in the ARH Merger merged with and into the Borrower (the "Borrower Merger"). The Borrower is the surviving corporation in the Borrower Merger.

          3. The Borrower has requested the Lenders to provide a $60,000,000 revolving credit facility available for Revolving Loans made by the Lenders, Swingline Loans made by the Swingline Lender and for Letters of Credit issued by the Issuing Bank, and the Lenders and Issuing Bank are willing to provide such revolving credit facility, on the terms and subject to the conditions herein set forth.

          ACCORDINGLY, the parties hereto agree as follows:


                                  ARTICLE I.
                                  DEFINITIONS

          SECTION 1.1.  DEFINED TERMS.

          As used in this Agreement, the following terms have the meanings specified below:

          "ABR," when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "ACQUIRED INDEBTEDNESS" means Indebtedness of any Person that becomes a Borrower Subsidiary after the Effective Date, if such Indebtedness was outstanding prior to the time such Person became a Borrower Subsidiary and was not created in contemplation of or in connection with such Person becoming a Borrower Subsidiary.

          "ADJUSTED CAPITAL EXPENDITURES" means, for any period, Capital Expenditures for such period adjusted pro forma to eliminate any such Capital Expenditures that were made in respect of assets of a subsidiary or line of business subsequently sold in a Pro Forma Event.

          "ADJUSTED CASH INTEREST EXPENSE" means, for any period, Cash Interest Expense for such period adjusted for Pro Forma Debt and Interest Adjustments that became effective on or before the last day of such period.

          "ADJUSTED EBITDA" means, for any period, Consolidated EBITDA for such period adjusted for Pro Forma EBITDA Adjustments that became effective on or before the last day of such period.

          "ADJUSTED LIBO RATE" means, with respect to any Eurodollar Borrowing for any day in any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the then Eurodollar Reserve Rate.

          "ADJUSTED TOTAL DEBT" means, as of any day in any 12-month period ending on a Pricing Determination Date, Total Debt on such day adjusted for Pro Forma Debt and Interest Adjustments that became effective on or before such Pricing Determination Date.

          "ADMINISTRATIVE AGENT" means SG, in its capacity as administrative agent for the Lenders hereunder, and any successor administrative agent in such capacity.

          "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

          "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, that a limited partner in Brentwood Fund or Charlesbank Fund shall not be deemed, by reason solely of its investment therein, to be an Affiliate of any member of the Holdings Group.

          "AGENT" has the meaning assigned to such term in Section 8.1.

          "ALTERNATE BASE RATE" means, for any day in any period, a fluctuating interest rate per annum equal at all times for each day during such period to the higher of (a) the rate of interest announced publicly by SG in New York City from time to time as SG's base rate as in effect for such day for lending within the United States (it being understood that such base rate is merely a reference rate for pricing purposes and is not the best or most favorable rate charged by SG to its customers) or (b) 0.50% per annum above the Federal Funds Rate for such day.

          "APPLICABLE PERCENTAGE" means, with respect to any Lender, the percentage of the total Revolving Commitments represented by such Lender's respective Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

          "APPLICABLE ABR MARGIN" and "APPLICABLE EURODOLLAR MARGIN" mean, with respect to any ABR Loan or any Eurodollar Loan, respectively, for any day in any Pricing Period (as defined below), the applicable rate per annum set forth below under the caption "ABR Margin" or "Eurodollar Margin," respectively, based upon the Pricing Ratio determined as of the most recent Pricing Determination Date, except that (a) if on such Pricing Determination Date the Senior Leverage Ratio was greater than 2:1, then for each day in such Pricing Period the Applicable ABR Margin or Applicable Eurodollar Margin shall be the applicable rate per annum set forth below plus 0.25% per annum, and (b) for each day from the Effective Date to the six-month anniversary of the Effective Date the Applicable ABR Margin or Applicable Eurodollar Margin shall be the applicable rate per annum set forth below in Category 3 plus any increase required under clause (a) above:


==================================================================
PRICING RATIO:               EURODOLLAR       ABR       Commitment
                               MARGIN       MARGIN       Fee Rate
                               (%p.a.)      (%p.a.)       (%P.A.)
- ------------------------------------------------------------------
       CATEGORY 1
Equal to or greater than        2.00          1.00         0.50
        4.5 to 1
- ------------------------------------------------------------------
       CATEGORY 2
Equal to or greater than        1.75          0.75         0.50
        4.0 to 1
 but less than 4.5 to 1
- ------------------------------------------------------------------
       CATEGORY 3
Equal to or greater than        1.50          0.50         0.50
        3.5 to 1
 but less than 4.0 to 1
- ------------------------------------------------------------------
       CATEGORY 4
Equal to or greater than        1.25          0.25         0.50
        3.0 to 1
 but less than 3.5 to 1
- ------------------------------------------------------------------
       CATEGORY 5
   Less than 3.0 to 1           1.00          0.00         0.375
==================================================================

          For these purposes, (a) the Pricing Ratio shall be determined as of each Pricing Determination Date and shall be certified in a Pricing Certificate delivered to the Administrative Agent within 45 days after such Pricing Determination Date, (b) the Applicable ABR Margin or Applicable Eurodollar Margin determined on the basis of the Pricing Ratio certified as of any Pricing Determination Date in any Pricing Certificate shall be effective for a period (a "Pricing Period") that commences on the 46th day after such Pricing Determination Date and ends on the 45th day after the next following

Pricing Determination Date, and (c) if and whenever the Borrower fails to deliver a Pricing Certificate for any Pricing Period prior to the commencement of such Pricing Period, then for each day of such Pricing Period until the first Business Day following the Business Day on which such Pricing Certificate is delivered to the Administrative Agent, the Applicable ABR Margin and Applicable Eurodollar Margin shall be the rate per annum set forth above in Category 1 plus, if the Senior Leverage Ratio (determined as of the most recent Pricing Determination Date) was greater than 2:1, an additional 0.25% per annum.

          "ARH MERGER" has the meaning given it in the Recitals hereto.

          "ARRANGERS" means SG Cowen and Donaldson, Lufkin & Jenrette.

          "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.4), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

          "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

          "BONDING LIABILITIES" means any and all liabilities of any member of the Holdings Group on or in respect of any and all appeal bonds or any other surety bond or third party undertaking relating to any litigation or any claim, order or judgment therein, including any reimbursement obligation or indemnity in respect thereof.

          "BORROWER" has the meaning set forth in the preamble hereto.

          "BORROWER MERGER" has the meaning set forth in the Recitals hereto.

          "BORROWER PLEDGE AND SECURITY AGREEMENT" means the Pledge and Security Agreement substantially in the form of Exhibit B-1, entered into by the Borrower and the Administrative Agent for the benefit of the holders of Obligations.

          "BORROWER SUBSIDIARY" means any subsidiary of the Borrower.

          "BORROWING" means (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

          "BORROWING BASE" means, as of any day, an amount equal to the sum of:

          (a) 85% (reduced, if Dilution exceeded 7.5% for the most recently ended fiscal quarter for which financial reports have then been delivered pursuant to Section 5.1, by the amount of such excess) of the then Eligible Domestic Accounts Receivable,

          (b) 55% of the then Eligible Domestic Inventory,

          (c) the least of (i) $3,000,000, (ii) 55% of the then Eligible In-Transit Inventory, and (iii) the sum of (A) the aggregate amount of all In-Transit Inventory Purchase Money Loans that are then outstanding and (after adding in the number of days for which any In-Transit Inventory Purchase Money Loan refinanced thereby was outstanding) have not been outstanding for more than 20 days and (B) the aggregate undrawn amount then available for drawing under Commercial Letters of Credit that meet the requirements set forth in clause
(b)(ii) in the definition of "Eligible In-Transit Inventory," and

          (d) the then amount of the Convertible Debt Retirement Allowance.

          "BORROWING BASE CERTIFICATE" means a certificate substantially in the form of Exhibit C or any other form approved by the Administrative Agent, signed by a Financial Officer of the Borrower.

          "BORROWING REQUEST" means a request by the Borrower for a Borrowing in accordance with Section 2.3.

          "BRENTWOOD FUND" means Brentwood Associates Buyout Fund II, L.P., a Delaware limited partnership.

          "BRENTWOOD" means Brentwood Private Equity, L.L.C.

          "BUSINESS DAY" means any day that is not (a) a Saturday, Sunday, (b) any other day on which commercial banks in New York City are authorized or required by law to remain closed or (c) when used in connection with a Eurodollar Loan, a day on which banks are not open for dealings in dollar deposits in the London interbank market.

          "CAPITAL EXPENDITURES" means, for any period, any and all expenditures made by any member of the Holdings Group in such period for assets added to or reflected in its property, plant and equipment accounts or other similar capital asset accounts on a balance sheet statement prepared in accordance with GAAP, whether such asset is purchased for cash or financed as an account payable or by the incurrence of Indebtedness or otherwise, except any such expenditure that
(a) constitutes the purchase consideration for a Permitted Acquisition or (b) is made with (or in the amount of) the proceeds of insurance, condemnation awards (or payment in lieu thereof) or indemnity payments received from third parties for purposes of replacing or repairing the assets in respect of which such proceeds, awards or payments were received, so long as such expenditures are made within 6 months of the occurrence of the damage to or loss of the assets being repaired or replaced.

          "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) of real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "CASH INTEREST COVERAGE RATIO" means, as of any day, the ratio of (i) Adjusted EBITDA for the 12-month period then ended (taken as a single period) to
(ii) Adjusted Cash Interest Expense for such period.

          "CASH INTEREST EXPENSE" means, for any period, Consolidated Interest Expense for such period minus (a) to the extent taken into account in the determination of such Consolidated Interest Expense, charges for amortization of
(i) closing fees, documentation costs, underwriters' discounts and commissions and other similar items paid in connection with the closing of a transaction in which Indebtedness was incurred, and (ii) other financing fees and financing costs that were paid in cash and capitalized, without being charged against income, in any prior period plus (b) interest accrued in such period on the Convertible Debentures or, if currently payable in cash, on the Holdings Discount Debentures or any other Indebtedness of Holdings minus (c) cash interest income of the Borrower earned in such period on any Restricted Funds. If such period ends on any day prior to the first anniversary of the Effective Date, Cash Interest Expense shall be determined for the stub period from the Effective Date to such day and then annualized by multiplying the amount so determined by a fraction, the numerator of which is 365 and the denominator of which is the number of days in such stub period.

          "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S) 9601 et seq.

          "CHANGE IN CONTROL" means the occurrence of any of the following events:

          (a) the failure of the Investors at any time to Control Holdings or the Borrower or any Borrower Subsidiary,

          (b) the failure of an Investor to own beneficially, free and clear of all Liens, either (i) at any time prior to a Holdings IPO, at least 70% of the Equity Interests in Holdings, of each class, owned by such Investor on the Effective Date or (ii) at any time after a Holdings IPO, Equity Interests in Holdings that, when added to Equity Interests so owned by the other Investor, constitute (both in economic interests and in voting power for the election of directors) more than 35% of the aggregate issued and outstanding Equity Interests in Holdings,

          (c) a majority of the directors of Holdings are Persons who were not elected as directors upon the affirmative vote, or appointed as directors with the prior consent, of both of the Investors,

          (d) any Person or group, except limited partnership funds for which Charlesbank or Brentwood (or an entity Controlled by Charlesbank or Brentwood) acts as the sole general partner, acquires (i) direct or indirect Control over Holdings or the Borrower or (ii) at any time after a Holdings IPO, more than 20% of the aggregate issued and outstanding Equity Interests in Holdings,

          (e) the failure of Holdings to own directly 100% of the outstanding Equity Interests in the Borrower, free and clear of all Liens (other than Liens under the Security Documents), or

          (f) the occurrence of any event that constitutes a "Change of Control," as such term is defined in the Senior Subordinated Note Indenture or the Holdings Discount Debenture Indenture or the Holdings Certificate of Designation, or, so long as the Convertible Debenture Indenture remains in effect, any event that constitutes a "Risk Event," as such term is defined therein.

          "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "CHARLESBANK" means Charlesbank Capital Partners, LLC, a Delaware limited liability company.

          "CHARLESBANK FUND" means Charlesbank Bell Sports Holdings, Limited Partnership, a Delaware limited partnership.

          "CLASS," when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

          "COLLATERAL" means any and all property upon which any Lien in favor of the Administrative Agent is purported to be granted pursuant to any Security Document.

          "COMMERCIAL LETTER OF CREDIT" means a Letter of Credit issued to a seller of Inventory and available for honor upon presentation of documents demonstrating shipment of, and transfer of title to, such Inventory.

          "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit D or any other form approved by the Administrative Agent, signed by a Financial Officer of the Borrower.

          "CONSOLIDATED EBITDA" means, for any period, (a) Consolidated Net Income for such period plus (b) without duplication and to the extent deducted in determining Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, net of interest income for such period, (ii) charges for income tax expense for such period, (iii) charges for depreciation and amortization (other than amortization charges counted as Consolidated Interest Expense) for such period, (iv) non-cash compensation and other non-cash charges for items that would not reasonably be expected to result in a future cash outlay, and (v) charges for settlement of the claims asserted in litigation commenced by Wandel, Thomas or Yarusso for payment of any judgment rendered therein, minus (c) without duplication and to the extent added to revenues in determining Consolidated Net Income for such period, all extraordinary and nonrecurring gains and all non-cash gains during such period, all as determined on a consolidated basis with respect to the Borrower and the Borrower Subsidiaries in accordance with GAAP and plus (d) without duplication and to the extent deducted in determining Consolidated Net Income for such period, all extraordinary and nonrecurring losses and restructuring charges during such period, but not exceeding, in the case of cash losses, cash charges and non-cash charges for items that would reasonably be expected to result in a future cash outlay, an aggregate amount of $500,000, all as determined on a consolidated basis with respect to the Borrower and the Borrower Subsidiaries in accordance with GAAP.

          "CONSOLIDATED INTEREST EXPENSE" means, for any period, all interest expense, whether currently incurred or previously incurred and capitalized (including amortization of debt issuance costs, original issue discount, interest paid in kind and the interest component in respect of Capital Lease Obligations), accrued by the Borrower and the Borrower Subsidiaries during such period, determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED NET INCOME" means, for any period, net income or loss of the Borrower and the Borrower Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding (a) the income (if positive) of any Subsidiary that is not a Wholly-Owned Borrower Subsidiary or any other Person in which any Person other than a Loan Party has any interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or a Wholly-Owned Borrower Subsidiary by such Person during such period, and (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with any member of the Holdings Group or the date that Person's assets are acquired by any member of the Holdings Group.

          "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlling" and "Controlled" have meanings correlative thereto.

          "CONVERTIBLE DEBENTURE INDENTURE" means the Indenture dated as of November 15, 1993 between Old Bell Sports Corp. and Harris Trust and Savings Bank, as trustee, as in effect on the Effective Date and amended from time to time thereafter in compliance with Section 6.11.

          "CONVERTIBLE DEBENTURES" mean Old Bell Sports Corp.'s outstanding 4 1/4 % Convertible Subordinated Debentures due 2000.

          "CONVERTIBLE DEBT RETIREMENT" means the payment, prepayment or purchase (at no more than the then redemption price) and retirement of Convertible Debentures.

          "CONVERTIBLE DEBT RETIREMENT ALLOWANCE" means, as of any day, the difference (if a positive number) between:

          (a) the lesser of (A) $25,000,000 and (B) the aggregate amount of all Convertible Debt Retirement Loans funded, if and as permitted under Section 5.11, on or before such day, and

          (b)  the sum of:

               (i) all Net Cash Proceeds received by Holdings or the Borrower or any Borrower Subsidiary on or before such day,

               (ii) an amount (if a positive number), determined for each fiscal year of the Borrower, commencing with the fiscal year ending on or about June 30, 1999, and effective as of the day on which the Borrower's audited financial statements for such fiscal year are delivered to the Administrative Agent pursuant to Section 5.1(a), equal to the lesser of (A) 70% of Excess Cash Flow for such fiscal year and (B) Surplus Liquidity determined as of the last day of such fiscal year,

               (iii) the aggregate amount of all voluntary reductions in the Convertible Debt Retirement Allowance that the Borrower has then elected to make (each such election being permanent and irrevocable), by giving written notice to such effect to the Administrative Agent, and

               (iv) all Convertible Debt Retirements funded at any time after the effective date from or in anticipation of any source of cash other than Restricted Funds or the proceeds of Convertible Debt Retirement Loans.

          If such difference is a negative number, the Convertible Debt Retirement Allowance shall be equal to zero.

          "CONVERTIBLE DEBT RETIREMENT LOANS" means up to $25,000,000 in Revolving Loans the proceeds of which are used solely to fund Convertible Debt Retirement, if the Borrower notifies the Administrative Agent, in the Borrowing Request pursuant to which such Revolving Loans are funded, that such Revolving Loans are drawn solely for such use.

          "DATING PROGRAMS" means the establishment of a due date for an Account that is more than 30 days from the invoice date in accordance with the Borrower's ordinary practice prior to the Effective Date.

          "DEBT TENDER OFFER" means the tender offer by Holdings for up to $62,500,000 aggregate principal amount of the Convertible Debentures pursuant to an Offer to Purchase dated as of June 30, 1998, as amended on July 24, 1998.

          "DEFAULT" means any event or condition that constitutes an Event of Default or that upon notice or lapse of time (or both) would become an Event of Default.

          "DILUTION" means, for any period, the ratio (expressed as a percentage) of (a) all discounts, returns and allowances granted or permitted by the Borrower and Subsidiary Guarantors in such period in respect of sales of Inventory, except any discount, return or allowance that was taken into account by a deduction from the gross purchase price in such sale in establishing the original book value of the Account arising from such sale to (b) the aggregate amount, net of any discounts, returns and allowances so deducted, of sales of Inventory by the Borrower and Subsidiary Guarantors in such period.

          "DISCLOSED MATTERS" means any matter described in this Agreement or any Schedule attached hereto.

          "DISQUALIFIED STOCK" means, as to any Person, all outstanding Equity Interests issued by such Person or by any Affiliate of such Person:

          (a) in respect of which such Person is, or upon the lapse of any period of time or occurrence of any event (including consent thereto by any creditor of such Person) might become, obligated to pay dividends or make distributions except dividends and distributions that are to be paid or made solely by issuance of Equity Interests that are issued by Holdings and do not constitute Disqualified Stock; or

          (b) that such Person is, or upon the lapse of any period of time or occurrence of any event (including consent thereto by any creditor of such Person) might become, obligated to redeem, purchase or exchange for cash or Indebtedness or any other form of consideration except:

               (i) an undertaking to exchange such Equity Interests solely for Equity Interests that are issued by Holdings and do not constitute Disqualified Stock, and

               (ii) an undertaking by Holdings to redeem or offer to repurchase preferred Equity Interests issued by it if (A) such undertaking is effective only at or after the first anniversary of the Maturity Date or in the event of a Holdings IPO, (B) by the terms of such undertaking, Holdings will become obligated to redeem or offer to repurchase such Equity Interests, and such obligation will be enforceable against Holdings, only if such redemption or offer to purchase is expressly permitted at the time under each agreement at any time entered into by Holdings or any Subsidiary of Holdings pursuant to which any senior secured Indebtedness of Holdings or any such Subsidiary is or may become outstanding, and (C) by the terms of such undertaking, if such redemption or offer to purchase is not permitted under any agreement governing any such Indebtedness of Holdings or any of its Subsidiaries ("Restrictive Indebtedness"), then (x) Holdings may or shall use its reasonable efforts to procure the consent of the holders of each issue of Restrictive Indebtedness to such redemption or offer to purchase and, if such consent is not granted within a reasonable time as to any issue of Restrictive Indebtedness, shall use its reasonable efforts to retire and repay such issue of Restrictive Indebtedness, in full and in cash, from the cash resources of Holdings and its Subsidiaries or from the proceeds of the incurrence of new Indebtedness under the terms of which such consent is granted and (y) until, as to each outstanding issue of Restrictive Indebtedness, such consent is granted by the holders of such issue of Restrictive Indebtedness or such issue of Restrictive Indebtedness is retired and repaid in full and in cash, the obligation of Holdings to redeem or offer to purchase such

     Equity Interests shall not be enforceable and shall be automatically suspended and deferred, without any limitation as to time and without any other consequence whatsoever, except that the right of the holders of such Equity Interests to seek specific enforcement of the provisions referred to in clause (x) herein shall not be suspended or deferred or otherwise abated or impaired.

          "DLJ CAPITAL" means DLJ Capital Funding, Inc.

          "DOLLARS" or "$" refers to lawful money of the United States of America.

          "DONALDSON, LUFKIN & JENRETTE" means Donaldson, Lufkin & Jenrette Securities Corporation.

          "EFFECTIVE DATE" means the date on which the conditions specified in
Section 3.1 are satisfied (or waived in accordance with Section 9.2).

          "ELIGIBLE DOMESTIC ACCOUNTS RECEIVABLE" means, at any time of determination thereof, any Account due to the Borrower or any Subsidiary Guarantor as to which (i) each of the following requirements is satisfied and
(ii) the Borrower has not been notified by the Administrative Agent that, in the reasonable judgment of the Administrative Agent, any of such requirements is not satisfied:

          (a) the Account is a bona fide and fully earned account receivable for goods sold or services rendered in the ordinary course of business and:

               (i) in the case of an Account arising from the sale of goods, such goods have been shipped or delivered to and not rejected by the Account Debtor, the Account was created in a sale on an absolute basis (with or without return rights but not on a consignment or approval basis) and all other actions necessary to create a binding obligation on the part of the Account Debtor for such Account have been taken, and

               (ii) in the case of an Account relating to the sale of services, such services have been performed or completed and not rejected by the Account Debtor and all other actions necessary to create a binding obligation on the part of the Account Debtor have been taken;

          (b) the Account is evidenced by an invoice rendered to the Account Debtor when the Account arose;

          (c) the Borrower or such Subsidiary Guarantor owns and is entitled to enforce payment of the Account, subject to the Security Documents and free and clear of all other Liens;

          (d) the Administrative Agent holds a legal, valid, binding, perfected and first and sole security interest in the Account pursuant to the Security Documents and is entitled, as against the Account Debtor, at any time to collect and enforce payment thereof;

          (e) the Account is payable in Dollars, except in the case of Accounts payable in other currencies freely convertible into Dollars in an amount not in the aggregate exceeding the equivalent of $500,000 at the spot rate of exchange in effect on the date of determination of the Borrower Base; and the Account is a legal, valid, binding and enforceable obligation of the Account Debtor and either (i) the Account Debtor is located within the United States or (ii) payment of the Account is provided for by a bank letter of credit reasonably satisfactory to the Administrative Agent;

          (f) the Account is not subject to any dispute, setoff, counterclaim or other claim or defense on the part of the Account Debtor; and no member of the Holdings Group has any liability to the Account Debtor, except (i) the seller's warranties and other liabilities in respect of the sale that gave rise to the Account and (ii) any liability in respect of which the Account Debtor has agreed, in an instrument enforceable by and reasonably satisfactory to the Administrative Agent, not to claim or enforce any setoff against any Accounts;

          (g) the Account Debtor is not a Governmental Authority, except in the case of (i) Accounts owed by Governmental Authorities not in the aggregate exceeding $500,000 and (ii) Accounts as to which the requirements of the Federal Assignment of Claims Act have been satisfied;

          (h) the Account Debtor is not (i) an Affiliate of any member of the Holdings Group, or (ii) the subject of any reorganization, bankruptcy, receivership, custodianship or insolvency or any debt moratorium, suspension of payments, debt payment default or debt restructuring;

          (i) the Account was due and payable in full either (x) within 30 days after the date on which it arose or (y) no later than a date set under Dating Programs, and the Account is not outstanding more than 90 days past the date on which it was due;

          (j) the Account is not owed by an Account Debtor as to which more than 15% of the aggregate Accounts owed to the Borrower and Borrower Subsidiaries by such Account Debtor and its Affiliates are more than 90 days past due;

          (k) if the aggregate amount of all Accounts owed to the Borrower and Borrower Subsidiaries by the Account Debtor and its Affiliates exceed 10% of all Accounts then owed to the Borrower and Borrower Subsidiaries, the excess shall be excluded from Eligible Domestic Accounts Receivable except as otherwise agreed by the Administrative Agent;

          (l) the Account is not due for licensing royalties or other payments owed under any license agreement;

          (m) the Account Debtor meets the Borrower's ordinary standards of creditworthiness, the Account has not been referred for collection, and credit shipments to such Account Debtor have not been suspended; and

          (n) the Account has such other characteristics or meets such other criteria (including standards of creditworthiness) as the Administrative Agent, in its reasonable discretion exercised in a manner not inconsistent with the general practice of commercial finance lenders within the United States, may specify in writing to the Borrower from time to time.

          "ELIGIBLE DOMESTIC INVENTORY" means, at any time of determination thereof, the book value, at the lesser of cost or market and on a FIFO basis, of Inventory of the Borrower or any Subsidiary Guarantor that consists of readily saleable and merchantable finished goods or raw materials acquired and held in the ordinary course of business and as to which (i) each of the following requirements is satisfied and (ii) the Borrower has not been notified by the Administrative Agent that, in the reasonable judgment of the Administrative Agent, any of such requirements is not satisfied:

          (a) the Inventory is in the possession of the Borrower or a Subsidiary Guarantor at a place of business maintained by it within the United States;

          (b) the Borrower or such Subsidiary Guarantor owns the Inventory subject to the Security Documents and free and clear of all other Liens;

          (c) the Administrative Agent holds a legal, valid, binding, perfected and first and sole security interest in the Inventory pursuant to the Security Documents;

          (d) the Inventory does not consist of (i) items in the custody or possession of a third party for shipment, storage, processing or manufacture,
(ii) items intended for return to the suppliers thereof, (iii) items belonging to a third party that have been consigned or delivered to the Borrower or a Subsidiary Guarantor for any similar purpose or (iv) items held on a sale-on-approval or sale-or-return basis or subject to any other repurchase or return agreement;

          (e) the Inventory is not obsolete, unsalable, damaged or otherwise unfit for sale or further processing in the ordinary course of business; and

          (f) the Inventory has such other characteristics or meets such other criteria as the Administrative Agent, in its reasonable discretion exercised in a manner not inconsistent with the general practice of commercial finance lenders within the United States, may specify in writing to the Borrower from time to time.

          "ELIGIBLE IN-TRANSIT INVENTORY" means, at any time of determination thereof, the book value, at the lesser of cost or market, of Inventory (x) purchased and paid for, or to be purchased and paid for under a Commercial Letter of Credit, by the Borrower or any Subsidiary Guarantor, (y) not included in Eligible Domestic Inventory, and (z) consisting of readily saleable and merchantable finished goods or raw materials acquired and held in the ordinary course of business as to which (i) each of the following requirements is satisfied and (ii) the Borrower has not been notified by the Administrative Agent that, in the reasonable judgment of the Administrative Agent, any of such requirements is not satisfied:

          (a) the Inventory will constitute Eligible Domestic Inventory at the time it is delivered into the possession of the Borrower or a Subsidiary Guarantor at a place of business maintained by it within the United States; and

          (b)  either:

               (i) (A) the Inventory has been delivered to a common carrier, under shipment Documents naming the Borrower or a Subsidiary Guarantor as consignee, free from any right of stoppage in transit, for shipment and delivery to the Borrower or such Subsidiary Guarantor at an Eligible Place of Delivery, sufficient to permit the Borrower or such Subsidiary Guarantor to take possession of such Inventory without further pre-condition, (B) the purchase price of such Inventory has been paid to the seller in full from the proceeds of an In-Transit Inventory Purchase Money Loan, (C) in the normal course of carriage and trade such Inventory will be delivered to the Borrower or such Subsidiary Guarantor at such Eligible Place of Delivery within 20 days from the date of funding of such Loan, and (D) not more than 20 days have elapsed since the date of funding of such Loan; or

               (ii) (A) the purchase price of the Inventory has been or is to be paid in full by a drawing made under a Commercial Letter of Credit, (B) the beneficiary of such Commercial Letter of Credit is entitled to make a drawing thereunder only if it presents to the Issuing Bank documents sufficient (x) to demonstrate shipment of such Inventory, free from any right of stoppage in transit, for delivery to the Borrower or a Subsidiary Guarantor at an Eligible Place of Delivery, (y) to permit the Borrower or such Subsidiary Guarantor to take possession of such Inventory without further pre-condition, and (z) to transfer title to such Inventory to the Borrower or a Subsidiary Guarantor upon honor of such Commercial Letter of Credit, (C) in the normal course of carriage and trade such Inventory will be delivered to the Borrower or such Subsidiary Guarantor at such Eligible Place of Delivery within 20 days from the date of honor of such Commercial Letter of Credit; and (D) not more than 20 days have passed since the date of honor of such Commercial Letter of Credit.

          "ELIGIBLE PLACE OF DELIVERY" means any place of business of the Borrower or a Subsidiary Guarantor within the United States located in a jurisdiction in which (x) the provisions of Section 9-103(1)(c) of the Official Text of the Uniform Commercial Code are in effect and (y) financing statements in favor of the Administrative Agent covering Inventory and Documents and proceeds thereof have been filed in each required filing office and remain effective against the Borrower and each Subsidiary Guarantor.

          "EMPLOYMENT AGREEMENTS" means the Lee Employment Agreement and the George Employment Agreement.

          "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, handling, treatment, storage, disposal, Release or threatened Release of any Hazardous Material or to health and safety matters.

          "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of any member of the Holdings Group directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "EQUITY DOCUMENTS" means (i) the Amended and Restated Certificate of Incorporation of Holdings, a copy of which is attached as Exhibit E-1, (ii) the Articles of Incorporation of the Borrower, a copy of which is attached as Exhibit E-2, (iii) the By-laws of Holdings, a copy of which is attached as Exhibit E-3, (iv) the By-Laws of the Borrower, a copy of which is attached as Exhibit E-4, (v) the Holdings Certificate of Designation, a copy of which is attached as Exhibit E-5, (vi) the Subscription Agreement dated February 17, 1998 between HB Acquisition and Brentwood Fund and the Subscription Agreement dated February 17, 1998 between HB Acquisition and Harvard Private Capital Holdings, Inc., and (vii) the resolutions of the board of directors of each Loan Party authorizing the Financing Transactions adopted on or prior to the Effective Date, in each case as in effect on the Effective Date and amended from time to time thereafter in compliance with Section 6.11.

          "EQUITY INTERESTS" means, with respect to any Person, any capital stock of such Person or membership interests, partnership interests (whether general or limited) or other equity interests in such Person, regardless of type, class, preference or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto, in each case whether outstanding on the Effective Date or issued or granted at any time thereafter.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with any Loan Party, is (or at any relevant time was) treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

          "ERISA EVENT" means (a) any "reportable event," as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan, other than an event for which the 30-day notice period is waived (except that a reportable event arising from the disqualification of a Plan or the distress termination of a Plan under Section 4041(c) of ERISA shall be an ERISA Event without regard to any waiver of notice provided by the PBGC by regulation or otherwise); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the receipt by any Loan Party or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention by the PBGC to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (e) the incurrence of any Withdrawal Liability in a material amount or that has, or would reasonably be expected to have, a Material Adverse Effect; (f) the cessation of operations at a facility of any Loan Party or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (g) fulfillment with respect to any Plan of the conditions for imposition of a Lien under Section 302(f) of ERISA; (h) adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; (i) the receipt by any Loan Party or any of its ERISA Affiliates of any notice that a Multiemployer Plan with respect to which any Loan Party or its ERISA Affiliate has a contribution obligation is, or is expected to be, terminated, insolvent or in reorganization, within the meaning of Title IV of ERISA; (j) the engagement by any Loan Party or ERISA Affiliate in a transaction prohibited under Section 406 of ERISA or Section 4975 of the Code that results or would reasonably be expected to result in a liability that has or would reasonably be expected to have a Material Adverse Effect; or (k) any proceeding is instituted against a Loan Party of ERISA Affiliate to enforce Section 515 of ERISA that results or would reasonably be expected to result in a liability that has or would reasonably be epxected to have a Material Adverse Effect.

          "EURODOLLAR," when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "EURODOLLAR RESERVE RATE" means, at any time, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate (expressed as a decimal) of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) established by the Board and then in effect as to SG or any Lender or any other bank that is a member bank of the Federal Reserve System for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. For purposes solely of the compensation required by Section 2.14(e), Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation and without regard to whether any Lender actually obtains or maintains eurocurrency funding for its Eurodollar Loans. The Eurodollar Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "EVENT OF DEFAULT" has the meaning assigned to such term in Section
7.1.

          "EXCESS CASH FLOW" means, for any fiscal year of the Borrower, the amount (if any and only if a positive number) by which (a) Consolidated EBITDA for such fiscal year exceeds (b) the sum of (i) Capital Expenditures in such fiscal year, except Capital Expenditures funded directly or indirectly from any sale of assets, incurrence of Indebtedness or issuance of Equity Interests, (ii) scheduled principal payments on Indebtedness other than the Obligations due in such fiscal year, (iii) the lesser of (A) the aggregate amount of all voluntary reductions in the Revolving Commitments that became effective in such fiscal year pursuant to Section 2.8(b) and (B) the aggregate amount of all voluntary reductions in the Convertible Debt Retirement Allowance that the Borrower elected to make, and that became permanently effective, in such fiscal year, (iv) taxes accrued to be currently paid in cash in respect of net income for such fiscal year, except taxes payable by reason of any Transfer of assets to the extent provision for payment of such taxes is made by a deduction from the cash proceeds of such Transfer in computing the Net Cash Proceeds thereof, (v) the net increase (or minus the net decrease) in working capital (current assets, except cash and cash equivalents, less current liabilities, except the current portion of long-term debt) over such fiscal year, (vi) Cash Interest Expense for such fiscal year,
(vii) the purchase consideration paid in cash, and not funded directly or indirectly from any sale of assets, incurrence of Indebtedness or issuance of Equity Interests, for all Permitted Acquisitions made in such fiscal year,
(viii) cash payments, not exceeding $500,000, made in such fiscal year to reimburse Holdings for expenses and taxes paid by Holdings in cash in such fiscal year, and (ix) cash payments made in such fiscal year to settle the claims asserted in litigation commenced by Wandel, Thomas or Yarusso or to pay any judgment rendered therein.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXCLUDED ASSETS" means (a) any right, license or franchise granted by any Governmental Authority in which it is unlawful to create a Lien, (b) any leasehold interest in real estate, except the tenant's interest in Fixtures thereon, (c) any owned real estate, except Fixtures thereon, (d) 35% of the Equity Interests owned by the Borrower and Subsidiary Guarantors in any Exempted Foreign Subsidiary that is not a subsidiary of an Exempted Foreign Subsidiary,
(e) any Equity Interest in any Exempted Foreign Subsidiary that is a subsidiary of an Exempted Foreign Subsidiary, (f) the assets listed on Schedule 1.1, and
(g) any rights (other than rights to the payment of money) under a license agreement entered into by a Loan Party as licensee after the Effective Date, to the extent that (and only for as long as) such agreement prohibits the creation of a security interest in such rights and such Loan Party has made a commercially reasonable effort to avoid such prohibition or to obtain an exemption therefrom in respect of the Liens granted under the Security Documents.

          "EXCLUDED TAXES" means, with respect to the Agents, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) in the case of any Lender, any branch profits taxes imposed by the United States of America or any similar tax imposed by the jurisdiction in which such Lender's applicable lending office is located, and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17), any withholding tax that is imposed on amounts payable to such Foreign

Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.15(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.15(a).

          "EXEMPTED FOREIGN SUBSIDIARY" means any Borrower Subsidiary that (a) is not organized or doing business within the United States, and (b) if it is a Significant Subsidiary, does not have income which, under the Code, is included or deemed included with the income of the Borrower or any Borrower Subsidiary that is not an Exempted Foreign Subsidiary.

          "EXISTING CREDIT AGREEMENT" means the Amended and Restated Multicurrency Credit Agreement dated as of April 28, 1997, as amended, among Old Bell Sports Corp., the Guarantors party thereto, the Banks party thereto and Harris Trust and Savings Bank.

          "FEDERAL FUNDS RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1 %) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1 %) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "FEE LETTER" means the letter agreement between the Borrower and SG dated August 17, 1998, relating to certain fees payable to the Administrative Agent.

          "FINANCIAL OFFICER" means, with respect to any Loan Party, the chief financial officer, treasurer or controller of such Loan Party.

          "FINANCING TRANSACTIONS" means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party and the borrowing of Loans and issuance of Letters of Credit on or at any time after the Effective Date and the use of the proceeds thereof.

          "FIXED CHARGE COVERAGE RATIO" means, as of any day, the ratio of (i) Adjusted EBITDA for the 12-month period then ended (taken as a single period) minus Adjusted Capital Expenditures for such period, except Capital Expenditures financed by purchase money Indebtedness, including Capital Lease Obligations, to
(ii) Adjusted Cash Interest Expense for such period.

          "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "GAAP" means generally accepted accounting principles in the United States of America.

          "GEORGE EMPLOYMENT AGREEMENT" means the Amended and Restated Employment Agreement dated as of February 17, 1998 between Holdings and Mary J. George.

          "GOVERNMENTAL AUTHORITY" means the government of the United States of America or any other nation, state or realm, or any combination or political subdivision thereof, whether federal, state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "GUARANTOR PLEDGE AND SECURITY AGREEMENT" means the Pledge and Security Agreement substantially in the form of Exhibit B-2, entered into by the Guarantors and the Administrative Agent for the benefit of the holders of Obligations.

          "GUARANTORS" means Holdings and each Borrower Subsidiary that has executed a counterpart of the Guaranty, Indemnity and Subordination Agreement.

          "GUARANTY" of or "GUARANTEE" by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly (except endorsements for collection or deposit in the ordinary course of business), and shall include any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation.

          "GUARANTY, INDEMNITY AND SUBORDINATION AGREEMENT" means the Guaranty, Indemnity and Subordination Agreement substantially in the form of Exhibit F, entered into by the Guarantors for the benefit of the holders of Obligations and other Beneficiaries described therein.

          "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law, including any material listed as a hazardous substance under
Section 101(14) of CERCLA.

          "HB ACQUISITION" means HB Acquisition Corporation, a Delaware corporation.

          "HB MERGER" has the meaning given it in the Recitals hereto.

          "HEDGING AGREEMENT" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          "HOLDINGS" has the meaning set forth in the preamble hereto.

          "HOLDINGS CERTIFICATE OF DESIGNATION" means the certificate of designation of the powers, preferences, and relative participation, optional and other special rights pertaining to Holdings' Series A Preferred Stock.

          "HOLDINGS DEBENTURE PURCHASE AGREEMENT" means the Debenture Purchase Agreement dated as of August 17, 1998 between Holdings and the Investors, as in effect on the Effective Date and amended from time to time thereafter in compliance with Section 6.11.

          "HOLDINGS DISCOUNT DEBENTURE INDENTURE" means an indenture governing 14% Senior Discount Debentures due 2009 issued by Holdings in exchange for the securities sold under the Holdings Debenture Purchase Agreement on (a) the identical terms of such securities insofar as they relate to the amount and maturity of the principal thereof, the obligor thereon, the absence of guaranties, waivers of recourse to Subsidiaries and rights to substantive consolidation, the payment of principal and the rate, yield and payment of interest (including the date of commencement of interest accrual), the absence of any mandatory prepayment, sinking fund, purchase or redemption, and other tenor, yield, recourse and payment provisions and (b) covenant restrictions applicable to Holdings and its Subsidiaries no more restrictive than those set forth in the Senior Subordinated Note Indenture, and (c) other terms reasonably satisfactory to the Required Lenders, as such indenture may be originally approved by the Required Lenders and amended from time to time thereafter in compliance with Section 6.11.

          "HOLDINGS DISCOUNT DEBENTURES" means $29,485,000 in face amount of Holdings' 14% Senior Discount Debentures due 2009 issued and sold by Holdings pursuant to the Holdings Debenture Purchase Agreement for cash proceeds, net of fees and costs, of at least $15,000,000 or issued in exchange for the securities sold under the Holdings Debenture Purchase Agreement and outstanding under the Holdings Discount Debenture Indenture.

          "HOLDINGS DOCUMENTS" means the Holdings Discount Debentures, the Holdings Debenture Purchase Agreement, the Holdings Discount Debenture Indenture, the Employment Agreements, the Management Agreement, the Tax Sharing Agreement and each agreement executed or delivered pursuant thereto or in connection therewith.

          "HOLDINGS GROUP" means, collectively, Holdings and the Subsidiaries, including the Borrower and Borrower Subsidiaries.

          "HOLDINGS IPO" means an underwritten initial public offering of Holdings' common stock pursuant to a registration statement on Form S-1 declared effective under the Securities Act of 1933, if, prior to or concurrently with the consummation of the sale of such common stock, the Borrower gives the Administrative Agent written notice stating that the Convertible Debt Retirement Allowance is immediately, irrevocably and permanently reduced to zero and forever eliminated from the Borrowing Base.

          "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services, other than current accounts payable incurred in the ordinary course of business, (f) all obligations of such Person or any other Person secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien (except a Permitted Encumbrance) on property then owned or thereafter to be acquired by such Person, whether or not such Person has assumed liability for the payment of such obligations, (g) all Guaranties by such Person of Indebtedness or any other liability of any other Person, (h) all Capital Lease Obligations of such Person, (i) all obligations of such Person, contingent or otherwise, in respect of letters of credit (including all LC Exposure), letters of guaranty or bankers acceptances, (j) all obligations of such Person, contingent or otherwise, in respect of Hedging Agreements, (k) all obligations of such Person, contingent or otherwise, under Profit Payment Agreements, (l) all obligations of such Person, contingent or otherwise, that are Bonding Liabilities, and (m) all Equity Interests that are, as to such Person, Disqualified Stock.

          "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

          "INTEREST ELECTION REQUEST" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.7.

          "INTEREST PAYMENT DATE" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each month, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the last day of each month.

          "INTEREST PERIOD" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect, except that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For these purposes, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "IN-TRANSIT INVENTORY PURCHASE MONEY LOAN" means (a) a Loan the proceeds of which are used solely to pay the purchase price for Inventory that will constitute Eligible In-Transit Inventory when such proceeds are so used, if, in the Borrowing Request for such Loan, the Borrower certifies that the proceeds of such Loan will be used solely to pay the purchase price for such Inventory and directs the Administrative Agent to remit such proceeds directly to the seller of such Inventory in payment of the purchase price therefor, (b) a Loan the proceeds of which are used solely to reimburse the Issuing Bank for a draft honored under a Commercial Letter of Credit that meets the requirements set forth in clause (b)(ii) in the definition of "Eligible In-Transit Inventory," and (c) a Loan made and used for the purpose of refunding or refinancing any Loan described in clause (a) or clause (b) above, including each Revolving Loan made and used to refund or refinance any such Loan that is a Swingline Loan; and, for purposes of determining the amount of In-Transit Purchase Money Loans that are outstanding at any time, payments of principal made on account of Loans shall be deemed applied first to the payment of Loans that are not In-Transit Purchase Money Loans.

          "INVESTMENT" means any purchase or acquisition of any Equity Interest in any Person, any merger or consolidation with any Person, any purchase of the assets of a business from any Person, any loan or advance to any Person, any Guaranty of any Indebtedness or any other liability of any Person, any purchase or acquisition of any Indebtedness or any other liability of any Person, any Permitted Acquisition and any other transaction described in or restricted pursuant to Section 6.5.

          "INVESTORS" means Brentwood Fund and Charlesbank Fund.

          "ISSUING BANK" means SG, in its capacity as issuer of Letters of Credit, and any successor in such capacity.

          "LC AVAILABILITY PERIOD" means the period from and including the Effective Date to but excluding the earlier of (a) the date that is 30 days prior to the Maturity Date and (b) the date of termination of the Revolving Commitments.

          "LC DISBURSEMENT" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

          "LC EXPOSURE" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

          "LEE EMPLOYMENT AGREEMENT" means the Amended and Restated Employment Agreement dated as of February 17, 1998 between Holdings and Terry Lee.

          "LENDERS" means the Persons listed on Schedule 2.1 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

          "LETTER OF CREDIT" means any letter of credit issued pursuant to this Agreement.

          "LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of SG in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, and (d) the filing of any financing statement, mechanics or materialmen's lien claim or any similar notice.

          "LOAN DOCUMENTS" means this Agreement, each promissory note issued pursuant to Section 2.9(e), the Letters of Credit, the Guaranty, Indemnity and Subordination Agreement, the Security Documents and each other certificate, instrument or agreement executed and delivered by any Loan Party in favor of the Administrative Agent, Issuing Bank or any Lender pursuant to the provisions hereof or thereof.

          "LOAN PARTIES" means the Borrower and each Guarantor.

          "LOANS" means the loans made by the Lenders to the Borrower pursuant to this Agreement and includes the Revolving Loans and the Swingline Loans.

          "MANAGEMENT AGREEMENT" means the Corporate and Administrative Services Agreement dated as of August 17, 1998 among Brentwood, Charlesbank, the Borrower and Holdings, as originally in effect and amended from time to time thereafter in compliance with Section 6.11.

          "MARGIN STOCK" has the meaning assigned to such term in Regulation U.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, assets, liabilities or condition (financial or otherwise) or, except for any determinination of any Material Adverse Effect made on or as of the Effective Date, the prospects of Holdings and the Subsidiaries, taken as a whole, or the Borrower and Borrower Subsidiaries, taken as a whole, (b) the ability of the Borrower to pay the Obligations or perform its agreements under the Loan Documents, or (c) the validity or enforceability of this Agreement or the Administrative Agent's Liens granted in the Security Documents or any material provision of any other Loan Document or any of the material rights or remedies of the Administrative Agent, the Issuing Bank or any Lender hereunder or thereunder.

          "MATURITY DATE" means August 17, 2003.

          "MERGER AGREEMENTS" the Merger and Recapitalization Agreement and the Agreement and Plan of Merger dated July 24, 1998 between the Borrower and ARH.

          "MERGER AND RECAPITALIZATION AGREEMENT" means the Agreement and Plan of Recapitalization and Merger, dated as of February 17, 1998, as amended by the First Amendment thereto dated as of April 8, 1998, between HB Acquisition and Old Bell Sports Corp.

          "MERGERS" means the HB Merger, the ARH Merger and the Borrower Merger.

          "MISCELLANEOUS UNPLEDGED ASSETS" means, at any time of determination,
(a) Inventory (except Eligible In-Transit Inventory) in transit from one country to another, if the Administrative Agent's security interest therein cannot lawfully be granted under the Security Documents or perfected by the filing of a financing statement under the provisions of Article 9 of the Uniform Commercial Code, as in effect in any jurisdiction within the United States, on such Inventory or on negotiable Documents covering such Inventory, and (b) other assets of the Loan Parties (i) upon which a security interest cannot be created under the laws of the State of New York and perfected by the filing of a financing statement under the provisions of Article 9 of the Uniform Commercial Code, as in effect in any jurisdiction within the United States, and (ii) that have, in the aggregate for all such assets owned by all Loan Parties, a fair value not exceeding the sum of (A) $750,000 and (B) the aggregate amount then on deposit in any and all collection accounts that are automatically cleared on at least a weekly basis to a concentration account which is maintained, and as to which a Perfection Notice is in effect, as set forth in Section 5.13(b)

          "MOODY'S" means Moody's Investors Service, a division of McGraw-Hill, Inc.

          "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "NET CASH PROCEEDS" means:

          (a) all cash proceeds received by any member of the Holdings Group, net of underwriting discounts and commissions and issuance costs:

               (i) from the issuance and sale of any Equity Interests at any time after the Effective Date, except the issuance and sale of Equity Interests in Holdings (A) constituting or applied to fund the purchase consideration for any Permitted Acquisition, (B) to any Investor or Affiliate of an Investor, but only so long as the cash proceeds therefrom do not in an aggregate exceed $5,000,000, or (C) to employees of the Borrower or any Borrower Subsidiary for aggregate issue proceeds not exceeding $750,000 in any fiscal year or $2,000,000 cumulatively from the Effective Date, or

               (ii) from the incurrence of any Indebtedness at any time after the Effective Date, except Indebtedness described in clauses (i) through
     (xiv) in Section 6.1, up to the amounts permitted thereunder as of the Effective Date,

          (b) all cash proceeds received by the Borrower or any Borrower Subsidiary from the Transfer of any assets (except Transfers described in clauses (i), (ii), (iii) and (v) of Section 6.6, subject to the limitations set forth therein as of the Effective Date) or from the sale, collection or other disposition or liquidation of any promissory note or other obligation issued in consideration of any such Transfer of assets, net of (i) costs of the Transfer incurred and paid or currently payable in cash by members of the Holdings Group,
(ii) income or gains taxes payable in cash (as opposed to a credit against losses, loss carryforwards or other tax attributes) by members of the Holdings Group by reason of the Transfer, and (iii) any such cash proceeds that are applied to the repayment of any Capital Lease or other Indebtedness secured by the property sold in such Transfer, and

          (c) all other extraordinary cash receipts (such as tax refunds, pension plan reversions or proceeds of casualty insurance or condemnation awards not applied to the restoration or replacement of the property that was damaged, lost or taken) received by any member of the Holdings Group.

          "OBLIGATIONS" means all direct or indirect debts, liabilities and other obligations of the Borrower or any other Loan Party of any and every type and description at any time arising under or in connection with this Agreement or any other Loan Document, to the Administrative Agent, the Arrangers, each other Agent, the Issuing Bank, any Lender, any Person entitled to indemnification pursuant to Section 9.3(b), or any of their respective Related Persons or their respective successors, transferees or assigns, whether or not the right of such Person to payment in respect of such obligations and liabilities is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy case or insolvency or liquidation proceeding, and shall include
(a) all liabilities of the Borrower for principal of and interest on the Loans,
(b) all liabilities of the Borrower in respect of Letters of Credit, (c) all liabilities of the Borrower under the Loan Documents for any fees, costs, taxes, expenses, indemnification and other amounts payable thereunder, (d) all liabilities under the Guaranty, Indemnity and Subordination Agreement and the Security Documents, and (e) all other liabilities of the Borrower or any other Loan Party to any such Person under or in respect of any of the Loan Documents or the Financing Transactions.

          "OFFERING MEMORANDUM" means the preliminary offering memorandum dated August 10, 1998) relating to the issuance and sale of the Senior Subordinated Notes.

          "OLD BELL SPORTS CORP." means Bell Sports Corp., a Delaware corporation, as it existed prior to the HB Merger.

          "OTHER TAXES" means any and all current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

          "PATENT AND TRADEMARK ASSIGNMENT" means the Patent and Trademark Collateral Assignment substantially in the form of Exhibit G, entered into by each Loan Party and the Administrative Agent for the benefit of the holders of Obligations.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

          "PERFECTION CERTIFICATE" means a certificate substantially in the form of Exhibit H or any other form approved by the Administrative Agent, signed by a Financial Officer of the Borrower.

          "PERFECTION NOTICE" means a notice substantially in the form of
Exhibit I or any other form approved by the Administrative Agent, addressed to the depositary bank on any deposit account maintained by a Loan Party, duly executed on behalf of such Loan Party, delivered to such depositary bank and, where required by law in order to perfect a security interest in such deposit account, duly receipted for and agreed to on behalf of the depositary bank.

          "PERMITTED ACQUISITION" means the purchase or other acquisition by the Borrower or a Wholly-Owned Borrower Subsidiary (by merger, consolidation, purchase of stock, purchase of assets or otherwise) of substantially all the assets of an on-going business or line of business, if each of the following requirements is met:

          (a) the aggregate consideration paid or promised to be paid (whether such promise is fixed or contingent and, if contingent, whether or not it is earned, including all payments made under Profit Payment Agreements and the maximum amount that remains potentially payable under any and all outstanding Profit

Payment Agreements) for any and all such purchases or acquisitions contracted for or made at any time after the Effective Date does not exceed $15,000,000 at any time;

          (b) the Borrower delivers to the Administrative Agent, at least ten Business Days prior to the date on which such purchase or other acquisition is consummated, (i) a description of such business or line of business and the structure and terms of such purchase or other acquisition, in reasonable detail,
(ii) copies of historical financial reports and certificates relating to such business or line of business, including (if available) audited annual financial statements for at least the three preceding years, and (iii) the Borrower's financial projections for such business or line of business and the other on-going operations of the Borrower and Borrower Subsidiaries through the end of the Borrower's fiscal year ending on or about June 30, 2004, accompanied by a certificate of a Financial Officer of the Borrower stating that such financial projections are based on reasonable assumptions and the Borrower's operating plans at the time and demonstrating that, if the results projected therein are achieved, the Borrower will be in compliance with Sections 6.12, 6.13, 6.14 and
6.15 at all times prior to the Maturity Date;

          (c) after giving effect to the consummation of such purchase or other acquisition and the performance of all agreements made by any member of the Holdings Group in connection therewith, the assets of such business or line of business are owned solely by the Borrower or a Wholly-Owned Borrower Subsidiary, free from any Equity Interest or co-ownership interest held by any other Person and free from any Profit Payment Agreement except a Permitted Earn-Out Liability; and

          (d) no Default is continuing at the time such purchase or other acquisition is contracted for or consummated, no Default would result from such consummation, and each of the representations and warranties in the Loan Documents, except those that relate specifically to another date, is true and correct at and after giving effect to such consummation.

          "PERMITTED CASH INVESTMENTS" means:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within 365 days from the date of acquisition thereof;

          (b) investments in obligations of state or local governments within the United States or in commercial paper issued by corporate obligors within the United States, in each case maturing within 365 days from the date of acquisition thereof and having, at such date of acquisition, the highest or second highest credit rating obtainable from S&P or from Moody's;

          (c) investments in demand deposits or in certificates of deposit, banker's acceptances and time deposits maturing within 365 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts or repurchase agreements issued or offered by, any Lender or any domestic office of any commercial bank organized under the laws of the United States or, in the case of any such investment made by an Exempted Foreign Subsidiary, any country that is a member of the Organization for Economic Cooperation and Development (or, in each case, any state or political subdivision thereof) that has a combined capital and surplus and undivided profits of not less than $500,000,000;

          (d) investments in mutual funds that are invested solely in cash or Permitted Cash Investments; and

          (e) investments by a foreign Subsidiary in local currency investments that are comparable as to type, issuer, tenor and risk.

          "PERMITTED EARN-OUT LIABILITY" means a Profit Payment Agreement entered into solely by, and binding solely upon, Holdings or the Borrower (and not Guaranteed by any Borrower Subsidiary), promising to pay a seller in a Permitted Acquisition an amount, up to a stated maximum liability, contingent upon the future performance of the business or line of business sold to the Borrower or a Borrower Subsidiary in such Permitted Acquisition, if (a) the aggregate maximum stated liability under any and all such agreements made in connection with or in respect of any Permitted Acquisition does not exceed 20% of the aggregate purchase consideration paid by the Borrower and Borrower Subsidiaries for such Permitted Acquisition and (b) the terms of such agreements are reasonably satisfactory to the Required Lenders.

          "PERMITTED ENCUMBRANCES" means any of the following, so long as it is not a Lien securing Indebtedness (other than liabilities constituting Indebtedness solely because they are secured by a Lien):

          (a) Liens imposed by law for taxes, assessments and other governmental charges that are not yet due or are being contested in compliance with Section 5.5;

          (b) Landlord Liens imposed by law and carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, in each case arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.5;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, performance bonds and other obligations of a like nature, in each case made in the ordinary course of business, but not including any appeal bond or any other surety bond or undertaking relating to any litigation or any claim, order or judgment therein;

          (e) judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.1(l);

          (f) easements, zoning restrictions, minor defects or irregularities of title, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Borrower Subsidiary; and

          (g)  customs liens in favor of Governmental Authorities.

          "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, whether or not terminated, and in respect of which a Loan Party or any ERISA Affiliate is or was (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "PLEDGE AND SECURITY AGREEMENTS" means the Borrower Pledge and Security Agreement and the Guarantor Pledge and Security Agreement.

          "PRICING CERTIFICATE" means a certificate substantially in the form of Exhibit J or any other form approved by the Administrative Agent, signed by a Financial Officer of the Borrower.

          "PRICING DETERMINATION DATE" means the last day of each fiscal quarter of the Borrower.

          "PRICING RATIO" means, as of any Pricing Determination Date, the ratio of (a) the average of Adjusted Total Debt determined on the last day of each of the twelve fiscal months of the Borrower in the 12-month period ended on such Pricing Determination Date to (b) Adjusted EBITDA for such 12-month period (taken as a single accounting period).

          "PROFIT PAYMENT AGREEMENT" means any agreement to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business.

          "PRO FORMA DEBT AND INTEREST ADJUSTMENT" means:

          (a) in respect of any permanent reduction in the outstanding Indebtedness of the Borrower or any Borrower Subsidiary that includes, in the case of revolving credit Indebtedness, a correlative permanent reduction in the amount of Indebtedness permitted to be incurred under the agreement governing such Indebtedness, (i) pro forma adjustments to Cash Interest Expense to reflect, for any period prior to the occurrence of such reduction, the elimination of interest charges that are attributable to the amount of Indebtedness so reduced, as if such reduction had occurred on the first day of such period and in conformity with GAAP accounting practice and Regulation S-X under the Exchange Act and (ii) pro forma adjustments to Total Debt to reflect, for any day in such period, the elimination of the amount of Indebtedness so reduced; and

          (b)  in respect of any funding of Convertible Debt Retirement Loans,
(i) pro forma adjustments to Cash Interest Expense to reflect, for any period prior to the occurrence of such reduction, the addition of interest charges on the amount of such Loans, as if such Loans had been outstanding on and after the first day of such period and in conformity with GAAP accounting practice and Regulation S-X under the Exchange Act and (ii) pro forma adjustments to Total Debt to reflect, for any day in such period, the addition of the amount of such Loans.

          Any Pro Forma Debt and Interest Adjustment described in clause (a) above shall be permitted effective on the fifth Business Day after the Borrower delivers to the Administrative Agent a certificate signed by a Financial Officer stating (x) the amount and date of such reduction, (y) that the Indebtedness so reduced will not be reborrowed, reincurred or replaced prior to the Maturity Date (and voluntarily reducing the amount of Indebtedness otherwise committed or permitted under this Agreement by the amount of such reduction), and (z) the amount of the interest charges attributable to the amount of Indebtedness so reduced in each of the four preceding fiscal quarters. Any Pro Forma Debt and Interest Adjustment described in clause (b) above shall be effective on the fifth Business Day after the funding date of the Convertible Debt Retirement Loans therein described.

          "PRO FORMA EBITDA ADJUSTMENT" means (a) addbacks in the amount of $975,515, $1,042,863 $772,794 and $207,600 for the last three fiscal quarters in the fiscal year ended June 27, 1998 and the first fiscal quarter in the fiscal year ending on or about June 30, 1999, respectively, reflecting agreed adjustments made in connection with the HB Merger, and (without duplication) (b) in respect of any Pro Forma Event, other pro forma adjustments to Consolidated EBITDA to reflect, for any period prior to the occurrence of such Pro Forma
Event:

               (i) in the case of a discontinued or sold business or operation, the elimination of income items and costs and expenses associated with the business or operation that was sold or discontinued and the addition of any increases in costs and expenses resulting from such discontinuance or sale;

               (ii) in the case of any acquired business or operation, the addition of income items and expense and other charges associated with the business or operation that was acquired, except charges for nonrecurring losses or for costs or expenses that will not be continuing costs or expenses after the consummation of such acquisition, in each case as if such Pro Forma Event had occurred on the first day of such period and in conformity with GAAP accounting practice and Regulation S-X under the Exchange Act; or

               (iii) any other adjustments approved by the Required Lenders.

          Any Pro Forma EBITDA Adjustment described in clause (i) or clause (ii) above shall be effective on the fifth Business Day after the Borrower delivers to the Administrative Agent a statement of PriceWaterhouseCoopers LLP, or another firm of certified public accountants of nationally recognized standing, if the aggregate amount of all Pro Forma EBITDA Adjustments attributable to a specified Pro Forma Event exceeds 5% of Adjusted EBITDA for the 12 months ended on the last day of the most recent fiscal quarter for which financial information has then been delivered to the Administrative Agent, or (if not more than 5% of such Adjusted EBITDA) a certificate of a Financial Officer of the Borrower, setting forth (x) the Pro Forma Event giving rise to such Pro Forma EBITDA Adjustments, (y) the amounts of such Pro Forma Adjustments for each of the four preceding fiscal quarters, and (z) that such Pro Forma Adjustments are consistent with GAAP accounting practice and Regulation S-X under the Exchange Act.

          "PRO FORMA EVENT" means (a) the sale or other disposition of all Equity Interests in a Borrower Subsidiary or of the operating assets of a material part of the business of the Borrower or a Borrower Subsidiary to a Person that is not an Investor or a member of the Holdings Group and is not an Affiliate of an Investor or member of the Holdings Group, (b) the permanent discontinuance of a line of business or closure of an operating facility, (c) permanent cost reductions resulting from contractually committed reductions in operating costs, and (d) any other event (including any acquisition of the assets or Equity Interests in an operating business permitted under this Agreement) approved as a Pro Forma Event by the Required Lenders.

          "PROXY STATEMENT" means Old Bell Sports Corp.'s proxy statement relating to the HB Merger dated July 1, 1998.

          "REGISTER" has the meaning set forth in Section 9.4(c).

          "REGULATION T" means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "REGULATION U" means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "REGULATION X" means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, attorneys, agents and advisors of such Person and such Person's Affiliates.

          "REQUIRED LENDERS" means, at any time, Lenders having Total Exposures and unused Revolving Commitments representing more than 50% of the sum of the Total Exposures and unused Revolving Commitments at such time.

          "RESTRICTED FUNDS" means a deposit of funds with the depositary bank or financial intermediary under the Restricted Funds Deposit Agreement in an amount equal to the difference between (a) the principal amount of all Convertible Debentures that remain outstanding after giving effect to the purchase of Convertible Debenture tendered for purchase pursuant to the Debt Tender Offer and retired upon such purchase, and (b) $25,000,000.

          "RESTRICTED FUNDS DEPOSIT AGREEMENT" means a Deposit Agreement on terms and conditions and in form and substance satisfactory to the Required Lenders, duly executed by Holdings, the Borrower and a depositary bank or financial intermediary satisfactory to the Required Lenders.

          "RESTRICTED PAYMENT" means (a) any payment or distribution, direct or indirect, on account or in respect of any Equity Interest in any Loan Party or any of the Senior Subordinated Notes, Holdings Discount Debentures or Convertible Debentures or other Subordinated Indebtedness, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest in any Loan Party or any subsidiary of any Loan Party or any of the Senior Subordinated Notes, Holdings Discount Debentures or Convertible Debentures or other Subordinated Indebtedness, or (c) any payment or reimbursement, direct or indirect, on account of any consulting fees, management fees, director fees, expenses, taxes, indemnification obligations or other costs incurred or payable by or on behalf of Holdings, the Borrower or any Subsidiary to or for the benefit of the holder of any Equity Interest in Holdings or any Affiliate of any such holder.

          "REVOLVING AVAILABILITY PERIOD" means the period from and including the Effective Date to but excluding the earlier of (a) the Maturity Date and (b) the date of termination of the Revolving Commitments.

          "REVOLVING COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Total Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to
Section 2.8 or Section 7.1 or any other provision of this Agreement and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.4. The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.1, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable (and the initial aggregate amount of the Lenders' Revolving Commitments is $60,000,000).

          "REVOLVING LOAN" means a Loan made pursuant to Section 2.1.

          "S&P" means Standard & Poor's Corporation.

          "SECURITY DOCUMENTS" means the Pledge and Security Agreements, the Patent and Trademark Assignment and each other collateral assignment, security agreement or other instrument or document executed and delivered pursuant to
Section 5.12 or Section 5.13 to secure any of the Obligations.

          "SENIOR LEVERAGE RATIO" means, as of any day, the ratio of (a) the difference between (i) Total Debt on such day and (ii) the Senior Subordinated Notes and other Subordinated Indebtedness of the Borrower outstanding on such day to

(b) Adjusted EBITDA for the 12-month period then ended (taken as a single accounting period).

          "SENIOR SUBORDINATED NOTE INDENTURE" means the Indenture dated as of August 17, 1998, between the Borrower and Harris Trust and Savings Bank, as Trustee, as in effect on the Effective Date and amended from time to time thereafter in compliance with Section 6.11.

          "SENIOR SUBORDINATED NOTES" means the Borrower's 11% Senior Subordinated Notes due 2008 issued and outstanding under the Senior Subordinated
Note Indenture.

          "SG" means Societe Generale, a bank organized under the laws of the Republic of France.

          "SG COWEN" means SG Cowen Securities Corporation.

          "SIGNIFICANT SUBSIDIARY" means, in respect of any Person, each subsidiary having assets or revenues that, when consolidated with the assets and income of all subsidiaries of such subsidiary, constitute more than 10% of the consolidated assets or consolidated revenues of such Person and its subsidiaries.

          "SUBORDINATED DEBT ISSUANCE DOCUMENTS" means the Senior Subordinated
Note Indenture, the Senior Subordinated Notes and the Purchase Agreement dated as of August 10, 1998 and Registration Rights Agreement dated as of August 17, 1998 entered into by the Borrower and Holdings in connection with the issuance and sale thereof, as in effect on the Effective Date and amended from time to time thereafter in compliance with Section 6.11.

          "SUBORDINATED INDEBTEDNESS" means, as to any Person, any Indebtedness of such Person the payment of which is subordinated, by the terms of the instrument, indenture or agreement evidencing or governing such Indebtedness, to the payment of any other Indebtedness or liability of such Person.

          "SUBSIDIARY" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "SUBSIDIARY" means any subsidiary of Holdings and the Borrower.

          "SUBSIDIARY GUARANTORS" means each existing and hereafter acquired direct and indirect Borrower Subsidiary, except an Exempted Foreign Subsidiary.

          "SURPLUS LIQUIDITY" means, as of any day, the excess, if any, of (a) the sum of (i) all cash on hand, cash collections, cash in bank and Permitted Cash Investments held by any member of the Holdings Group on such day, except Restricted Funds, (ii) the difference between (A) the Revolving Commitments or the Borrowing Base (whichever is less) on such day and (B) the Total Exposure on such day, (iii) any extraordinary liquidity reserves (such as intentionally delayed payments or intentionally prepaid expenses not arising in the ordinary course of business), and (iv) any other cash equivalents or cash resources then immediately available to any member of the Holdings Group at its option, over
(b) $10,000,000.

          "SWINGLINE EXPOSURE" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

          "SWINGLINE LENDER" means SG, in its capacity as lender of Swingline Loans hereunder.

          "SWINGLINE LOAN" means a Loan made pursuant to Section 2.4.

          "SYNDICATION AGENT" means DLJ Capital in its capacity as syndication agent for the Lenders hereunder.

          "TAXES" means any and all current or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "TAX SHARING AGREEMENT" means an agreement relating to the payment of taxes imposed on Holdings by reason of the inclusion of the Borrower and Borrower Subsidiaries in a consolidated return when due directly to the taxing authority and only if and to the extent payment would have been due from and then payable by the Borrower and Borrower Subsidiaries, all on terms reasonably satisfactory to the Administrative Agent.

          "TOTAL DEBT" means, as of any day, sum of (a) the amount of all Indebtedness of the Borrower and Borrower Subsidiaries outstanding on such day that is required under GAAP to be carried as a liability on their consolidated balance sheet and (b) the amount of all reserves in respect of any other Indebtedness of the Borrower and Borrower Subsidiaries outstanding on such day that are required under GAAP to be set forth on their consolidated balance sheet.

          "TOTAL EXPOSURE" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

          "TOTAL LEVERAGE RATIO" means, as of any day, the ratio of (a) Total Debt on such day to (b) Adjusted EBITDA for the 12-month period then ended (taken as a single accounting period).

          "TRANSACTIONS" means the Financing Transactions, the authorization and consummation of the Mergers and the payment or delivery of the merger consideration therefor, the authorization, issuance and sale of the Senior Subordinated Notes and the use of the proceeds thereof, the authorization and execution of the Debt Tender Offer and the funding and consummation of the purchase thereunder, the authorization, issuance and sale of the Holdings Discount Debentures pursuant to the Holdings Debenture Purchase Agreement or the Holdings Discount Debenture Indenture and the use of the proceeds thereof, and the execution and consummation of the transactions contemplated by the Holdings Documents.

          "TRANSACTION DOCUMENTS" means the Merger Agreements, the Equity Documents, the Subordinated Debt Issuance Documents, the Holdings Documents, the Loan Documents and each agreement executed or delivered pursuant thereto or in connection therewith.

          "TRANSFER" has the meaning set forth in Section 6.6.

          "TYPE," when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

          "WHOLLY-OWNED," when used in reference to any subsidiary of any Person, means that all outstanding Equity Interests in such subsidiary (except any directors' qualifying shares, in the smallest required number) are beneficially owned solely by such Person or one or more other Wholly-Owned subsidiaries of such Person.

          "WITHDRAWAL LIABILITY" means liability of any Loan Party or any of its ERISA Affiliates with respect to a Multiemployer Plan as a result of a complete or partial withdrawal of such Loan Party or any of its ERISA Affiliates from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          "YEAR 2000 COMPLIANT" means the ability of the software and other processing capabilities of each member of the Holdings Group correctly to interpret and manipulate all data, in whatever form (including printed form, screen displays, financial records and loan-related data), so as to avoid errors in processing that may otherwise occur because of the inability of the software or other processing capabilities to recognize accurately the year 2000 or subsequent dates.

          SECTION 1.2. CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

          SECTION 1.3. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors, transferees and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, whether real, personal or mixed and of every type and description.

          SECTION 1.4. ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time. If the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose (in each case regardless of whether any such notice is given before or after such change in GAAP or in the application thereof), then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change became effective until such notice is withdrawn or such provision is amended in accordance herewith.

          SECTION 1.5. TERMS DEFINED IN THE UNIFORM COMMERCIAL CODE. When capitalized, the following terms used in this Agreement or the Security Documents have the meanings given to them in the Uniform Commercial Code, as in effect in the State of New York on the date of this Agreement:


Account Debtor     Commodity               Goods                   Securities Intermediary
                   Intermediary

Accounts           Documents               Instruments             Security

Certificated       Equipment               Inventory               Security Certificate
Security

Chattel Paper      Financial Asset         Investment Property     Security Entitlement

Commodity          Fixtures                Purchase Money          Uncertificated Security
Account                                    Security Interest

Commodity          General Intangibles     Securities Account
Contract

                                 ARTICLE II.

                                  THE CREDIT

          SECTION 2.1. REVOLVING COMMITMENTS. Subject to the terms and conditions set forth herein, each Lender severally (and not jointly) agrees to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Total Exposure at any time exceeding the lesser of (i) the amount of such Lender's Revolving Commitment in effect at such time and (ii) such Lender's ratable share, based on the Lenders' respective Revolving Commitments, of the Borrowing Base at such time. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow and prepay Revolving Loans. Amounts repaid under the Revolving Credit Facility may be reborrowed during the Revolving Availability Period up to the amount then available as set forth in this Section 2.1, if, at the time of reborrowing, the conditions set forth in Section 3.2 are met.

          SECTION 2.2   LOANS AND BORROWINGS.

          (a) RATABLE AND SEVERAL. Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder. The Revolving Commitments are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          (b) TYPE. Subject to Sections 2.7(f), 2.7(g) and 2.13, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan. The exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

          (c) BORROWING AMOUNT. At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000, except that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.5(e). Each Swingline Loan shall be in an amount that is an integral multiple of $50,000 and not less than $100,000. Borrowings of more than one Type and Class may be outstanding at the same time, but there shall not at any time be more than a total of eight Eurodollar Borrowings outstanding.

          (d) LIMITATION. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

          SECTION 2.3. REQUESTS FOR BORROWINGS. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.2:

               (i)   the aggregate amount of such Borrowing;

               (ii)  the date of such Borrowing, which shall be a Business Day;

               (iii) subject to Section 2.2, whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

               (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period;"

               (v) whether such Revolving Borrowing is requested to fund an In-Transit Inventory Purchase Money Loan and, if so, the amount thereof and the other certification and direction required as set forth in the definition of "In-Transit Inventory Purchase Money Loan;" and

               (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
     Section 2.6.

          If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this
Section 2.3, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          SECTION 2.4.  SWINGLINE LOANS.

          (a) FUNDING OF SWINGLINE LOANS. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the

Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $5,000,000 or (ii) the sum of the Total Exposures exceeding the lesser of (A) the total Revolving Commitments in effect at such time and (B) the Borrowing Base at such time. The Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

          (b) REQUEST FOR SWINGLINE LOAN. To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make such Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with SG in New York City (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.5(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan. If a Swingline Loan is requested to fund an In-Transit Inventory Purchase Money Loan, such request shall state the amount thereof and include the other certification and direction required as set forth in the definition thereof.

          (c) PURCHASE OF PARTICIPATIONS BY LENDERS. Upon demand by the Swingline Lender, by written notice given to the Administrative Agent not later than 11:00 a.m., New York City time, on any Business Day, each Lender severally (and not jointly) will purchase on such Business Day, for a cash purchase price equal to its Applicable Percentage of 100% of the amount outstanding, participations in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loans. Each Lender hereby absolutely and unconditionally agrees, severally (and not jointly) and upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this Section 2.4(c) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default, the failure of the Borrower to satisfy the conditions set forth in Section 3.2 or the reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this Section 2.4(c) by wire transfer of immediately available funds, in the same manner as provided in Section 2.6 with respect to Loans made by such Lender (and Section
2.6 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this Section 2.4(c), and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent, and any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that have made their payments pursuant to this Section 2.4(c) and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this Section 2.4(c) shall not relieve the Borrower of any default in the payment thereof.

          SECTION 2.5.  LETTERS OF CREDIT.

          (a) ISSUANCE OF LETTERS OF CREDIT. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account or for the account of any Wholly-Owned Borrower Subsidiary, in a form reasonably acceptable to the Issuing Bank, at any time and from time to time during the LC Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

          (b) REQUEST FOR LETTER OF CREDIT. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.5(c)), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $15,000,000 and (ii) the aggregate Total Exposures shall not exceed the lesser of (A) the aggregate Revolving Commitments in effect at such time and (B) the Borrowing Base at such time.

          (c) EXPIRY DATE. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

          (d) ACQUISITION OF PARTICIPATION BY LENDERS. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank, the Administrative Agent or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby severally (and not jointly) acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.5(e) and of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.5(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit, the occurrence and continuance of a Default, the failure of the Borrower to satisfy any condition in Section 3.2 or the reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e) BORROWER'S REIMBURSEMENT OBLIGATION; FUNDING OF PARTICIPATIONS. If the Issuing Bank makes any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 2:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower receives notice of such LC Disbursement prior to 11:00 a.m., New York City time, on such date and otherwise on the Business Day on which the Borrower receives such notice. The Borrower hereby requests that such payment be financed with an ABR Revolving Borrowing or a Swingline Loan in an equivalent amount and, if the conditions to borrowing set forth herein are then satisfied, such payment shall be so financed on notice from the Issuing Bank without necessity of a further Borrowing Request and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender severally (and not jointly) agrees to pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.6 with respect to Loans made by such Lender (and Section 2.6 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.5(e), the Administrative Agent shall distribute such payment to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this
Section 2.5(e) to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall constitute the payment of the purchase price for a participation pursuant to Section 2.5(d) and, accordingly, shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

          (f) REIMBURSEMENT OBLIGATION ABSOLUTE, ETC. The Borrower's obligation to reimburse LC Disbursements as provided in Section 2.5(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.5(f), constitute a legal or equitable discharge of or defense against, or provide a right of setoff against, the Borrower's obligations hereunder. None of the Administrative Agent, the Issuing Bank, the Lenders or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank. The Issuing Bank shall not, however, be excused from liability to the Borrower otherwise enforceable against the Issuing Bank to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby forever waived by the Borrower) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof but only if, in making such determination, the Issuing Bank acted in a manner that constitutes gross negligence or willful misconduct on the part of the Issuing Bank, as finally determined by a court of competent jurisdiction.
In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g) NOTICE OF DRAWING. Whenever it honors any demand for payment under a Letter of Credit and makes an LC Disbursement thereunder, the Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy). No failure to give, or delay in giving, such notice shall relieve the Borrower of its obligation to reimburse the Issuing Bank with respect to any such LC Disbursement or relieve any Lender of its obligation to purchase a participation therein as set forth in this Section 2.5 or shall otherwise put the Issuing Bank under any resulting liability to any Person or any resulting diminution of its rights as against any Person.

          (h) INTEREST ON REIMBURSEMENT OBLIGATION. If the Issuing Bank makes any LC Disbursement, then, unless the Borrower reimburses the Issuing Bank for such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum (including the Applicable ABR Margin) then applicable to ABR Revolving Loans, except that if the Borrower fails to reimburse such LC Disbursement when due pursuant to Section 2.5(e), then Section 2.12(c) shall apply. Interest accrued pursuant to this Section 2.5(h) shall be for the account of the Issuing Bank and, after the date of payment by any Lender pursuant to Section 2.5(d) for the purchase of a participation, for the account of such Lender to the extent of such participation.

          (i) REPLACEMENT OF ISSUING BANK. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 2.11(c). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (j) CASH COLLATERAL. If at any time when an Event of Default has occurred and is continuing the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this Section 2.5(j), then on the Business Day on which the Borrower receives such notice the Borrower shall deposit in an account with SG, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash in Dollars equal to 103% of the LC Exposure as of such date plus any and all accrued and unpaid interest thereon, except that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 7.1(i) or Section 7.1(j).

          (k) TERMS OF CASH COLLATERAL DEPOSIT. Each cash collateral deposit made pursuant to any provision of this Agreement shall be held by SG for the sole account of the Administrative Agent as collateral for the payment of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the reasonable discretion of the Administrative Agent in Permitted Cash Investments at the request of the Borrower and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy any other Obligations. The Borrower shall be entitled to any surplus of any such cash collateral deposit that may remain unapplied after the Revolving Commitments have been terminated, all Letters of Credit have expired or been discharged, and all Loans, reimbursement obligations, fees, expenses, taxes, indemnities and other Obligations then outstanding have been paid in full in cash.

          SECTION 2.6.  FUNDING OF BORROWINGS.

          (a) TRANSFER OF FUNDS. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by the Administrative Agent for such purpose by notice to the Lenders, except that Swingline Loans shall be made as provided in Section 2.4. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with SG in New York City and designated by the Borrower in the applicable Borrowing Request, except that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.5(e) shall be remitted by the Administrative Agent to the Issuing Bank.

          (b) FUNDING RELIANCE. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.6(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

          SECTION 2.7.  INTEREST ELECTIONS.

          (a)  CONVERSION AND CONTINUATION.   Each Revolving Borrowing initially
shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.7. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section 2.7 shall not apply to Swingline Borrowings, which may not be converted or continued.

          (b) NOTICE OF CONVERSION OR CONTINUATION. To make an election pursuant to this Section 2.7, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.3 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

          (c) CONTENTS OF NOTICE. Each telephonic and written Interest Election Request shall specify the following information in compliance with
Section 2.2:

               (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.7(c)(iii) and 2.7(c)(iv) shall be specified for each resulting Borrowing);

               (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

               (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

               (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period."

          If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d) NOTICE TO LENDERS. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) CONVERSION TO ABR BORROWING. If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, then so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

          (f) EURODOLLAR FUNDING NOT AVAILABLE. If with respect to any Interest Period Lenders constituting the Required Lenders advise the Administrative Agent prior to the first day of the relevant Eurodollar Interest Period that funding is not available to such Lenders in the London interbank market in Dollars, then the Administrative Agent shall forthwith give notice thereof to the Borrower, whereupon (until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist) the right of the Borrower to elect to have Loans bear interest as Eurodollar Borrowings shall be suspended, and each outstanding Eurodollar Borrowing shall be converted into a ABR Borrowing on the last day of the then current Interest Period therefor, notwithstanding any prior election by the Borrower to the contrary.

          (g) ILLEGALITY. If at any time any Lender determines (which determination shall, if made in good faith, be final and conclusive and binding upon all parties) that the funding or continuation of, or conversion into, a Eurodollar Borrowing has become unlawful or impermissible by compliance by such Lender in good faith with any law, governmental rule, regulation or order of any central bank or other Governmental Authority or quasi-governmental authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful or would result in costs or penalties), then, and in any such event, such Lender may give notice of that determination, in writing, to the Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. When such notice is given by a Lender, (a) the Borrower's right to request from such Lender, and such Lender's obligation (if any) to make, Eurodollar Rate Loans shall be immediately suspended, and such Lender shall make an ABR Loan as part of any requested Borrowing or continuation of or conversion into Eurodollar Rate Loans and (b) if the affected Eurodollar Rate Loan or Loans are then outstanding, the Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one Business Day's written notice to the Administrative Agent and the affected Lender, convert each such Loan of such affected Lender into an ABR Loan. If, at any time after a Lender gives notice under this Section 2.7(g), such Lender determines that it may lawfully make Eurodollar Rate Loans of the type referred to in such notice, such Lender shall promptly give notice of that determination, in writing, to the Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. The Borrower's right to request from such Lender, and such Lender's obligation, if any, to make, Eurodollar Rate Loans of such type shall then be restored.

          SECTION 2.8.  TERMINATION AND REDUCTION OF COMMITMENTS.

          (a) MANDATORY TERMINATION AT MATURITY AND UPON A CHANGE IN CONTROL. Unless previously terminated, the Revolving Commitments shall terminate (i) on the Maturity Date and (ii) on the date written notice of demand for prepayment is given by the Required Lenders pursuant to Section 2.10(a) upon the occurrence of a Change in Control.

          (b) OPTIONAL TERMINATION OR REDUCTION. The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments, but (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000, (ii) the Borrower shall not terminate or reduce the Revolving Commitments if and to the extent that, after giving effect to such termination or reduction and any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the sum of the Total Exposures would exceed the total Revolving Commitments, and (iii) the Borrower shall not terminate or reduce the Revolving Commitments if and to the extent that, after giving effect to such termination or reduction and any concurrent discharge of Letters of Credit and the Borrower's liabilities with respect to LC Disbursements that has been approved in writing by the Issuing Bank in its sole discretion, the LC Exposure would exceed the total Revolving Commitments.

          (c) NOTICE. The Borrower shall notify the Administrative Agent whenever any reduction or termination of the Revolving Commitments is to become effective pursuant to Section 2.8(b). Such notice shall be given at least one Business Day prior to the effective date of such termination or reduction, specifying such termination or the amount and source of such reduction and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.8(c) shall be irrevocable.

          (d) PERMANENT AND RATABLE. Any termination and each reduction of the Revolving Commitments shall be permanent. Each reduction of the Revolving Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments.

          (e) DEPOSIT OF CASH COLLATERAL. If on any date the LC Exposure exceeds the Revolving Commitments in effect on such date, the Borrower shall on such date deposit cash collateral in an amount equal to 103% of such excess on the terms set forth in Section 2.5(k).

          SECTION 2.9.  REPAYMENT OF LOANS; EVIDENCE OF DEBT.

          (a) PROMISE TO PAY. The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and on or before the seventh day after such Swingline Loan is made. In addition, the Borrower shall repay all outstanding Swingline Loans on each date that a Revolving Borrowing is made.

          (b) LENDER'S LOAN ACCOUNT. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) ADMINISTRATIVE AGENT'S RECORDS. The Administrative Agent shall maintain records in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d) PRIMA FACIE EVIDENCE. The entries made in the accounts maintained pursuant to Section 2.9(b) and Section 2.9(c) shall be prima facie evidence of the existence and amounts of the obligations recorded therein, but the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans, and to pay interest on the Loans, in accordance with the terms of this Agreement.

          (e) ISSUANCE OF NOTE. Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in substantially the form of Exhibit K. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.4) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.10. PREPAYMENT OF LOANS.

          (a) UPON A CHANGE IN CONTROL. Upon written demand by the Required Lenders, if such demand is made after the occurrence of any Change in Control and prior to the 60th day following the date on which the Borrower gives the Administrative Agent and Lenders written notice of the occurrence of such Change in Control and if such demand has not previously been waived in writing by the Required Lenders, the Borrower shall, on the first Business Day after such demand, prepay in full all outstanding Revolving Borrowings and all outstanding Swingline Loans and deposit cash collateral in an amount equal to 103% of the then LC Exposure on the terms set forth in Section 2.5(k).

          (b) TOTAL EXPOSURE IN EXCESS OF COMMITMENTS OR BORROWING BASE. If at any time the aggregate Total Exposures exceed the lesser of (i) the then amount of the Revolving Commitments or (ii) the then amount of the Borrowing Base, the Borrower shall, on the first Business Day after demand by the Administrative Agent, the Issuing Bank or any Lender, repay Revolving Loans or Swingline Loans (or, if no Loans are outstanding, deposit cash collateral as set forth in Section 2.5(k)) in an amount equal to such excess.

          (c) FROM NET CASH PROCEEDS. If the Borrower receives any Net Cash Proceeds at any time when any Loans are outstanding, the Borrower shall forthwith apply such excess Net Cash Proceeds to the repayment of such Loans, except that, after first applying such excess Net Cash Proceeds to repay outstanding ABR Borrowings and to repay any outstanding Eurodollar Borrowings as to which the Borrower will not incur any breakage costs under Section 2.14(e), the Borrower may deposit any remaining amount of such excess Net Cash Proceeds as cash collateral on the terms set forth in Section 2.5(k), with irrevocable directions to the Administrative Agent to apply such deposits to the payment of other outstanding Eurodollar Borrowings on the last day of the Interest Period therefor. The Revolving Commitments shall not be reduced by any such payments.

          (d) AT THE BORROWER'S OPTION. The Borrower shall have the right at any time and from time to time voluntarily to prepay any outstanding Loans in whole or in part without premium or penalty, in a minimum amount of $500,000 or multiples of $100,000 in excess thereof, in the case of Revolving Loans, and a minimum amount of $100,000 or multiples of $50,000 in excess thereof, in the case of Swingline Loans.

          (e) UPON TERMINATION OR REDUCTION OF THE COMMITMENTS. If the Revolving Commitments are terminated, the Borrower shall, on the effective date of such termination, repay or prepay, in full and in cash, the principal of and all interest accured on all outstanding Revolving Borrowings and all outstanding Swingline Loans and deposit cash collateral in an amount equal to 103% of the then LC Exposure on the terms set forth in Section 2.5(k). If upon any partial reduction of the Revolving Commitments the aggregate Total Exposure would exceed the aggregate Revolving Commitments after giving effect to such reduction, the Borrower shall, on the effective date of such reduction, prepay Revolving Borrowings or Swingline Loans (or a combination thereof) in an amount sufficient to eliminate such excess and if after giving effect to the repayment of all Revolving Borrowings and Swingline Loans any such excess remains outstanding, deposit cash collateral in an amount equal to 103% of such remaining excess on the terms set forth in Section 2.5(k).

          (f) SELECTION OF BORROWINGS TO BE PREPAID. Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to Section 2.10(e), but, in any event, each prepayment of Borrowings shall be applied to prepay Swingline Loans and then ABR Borrowings, before any other Borrowings.

          (g) NOTICE OF PREPAYMENT. The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, two Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 1:00 p.m., New York City time, one Business Day before the date of prepayment or
(iii) in the case of prepayment of a

Swingline Loan, not later than 1:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.2, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

          SECTION 2.11. FEES.

          (a) FEE LETTER. The Borrower agrees to pay to the Administrative Agent, for its own account or for account of the Arrangers as set forth in the Fee Letter, the fees set forth in the Fee Letter, when and as payable as therein set forth.

          (b) COMMITMENT FEES. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the rate of 0.50% per annum (or for any Pricing Period in which pricing category 5 set forth in the definition of "Applicable ABR Margin" is applicable to Loans outstanding in such Pricing Period, 0.375% per annum) from day to day for the period from and including the date of this Agreement to but excluding the date on which the Revolving Commitments have been terminated applied (i) in the case of any Lender other than the Swingline Lender, to the difference between the Revolving Commitment of such Lender on such day and the Revolving Loans and LC Exposure of such Lender on such day and (ii) in the case of the Swingline Lender, to the difference between the Revolving Commitment of the Swingline Lender on such day and the Revolving Loans, LC Exposure and Swingline Loans of the Swingline Lender on such day. Accrued commitment fees shall be payable in arrears on the last day of each month and on the date on which the Revolving Commitments terminate. All commitment fees shall be computed on the basis of a year of 365 (or, in a leap year, 366) days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) LETTER OF CREDIT PARTICIPATION AND FRONTING FEES. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a participation fee with respect to such Lender's participations in Letters of
Credit:

               (i) in the case of each Letter of Credit other than a Commercial Letter of Credit, accruing at a rate equal to the Applicable Eurodollar Margin (as in effect from day to day as such participation fee accrues) on the day to day amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) for each day during the period from and including the date of this Agreement to but excluding the later of (A) the date on which such Lender's Revolving Commitment terminates and (B) the date on which such Lender ceases to have any LC

     Exposure, payable monthly in arrears on the last day of each month and distributable to the Lenders when received by the Administrative Agent, and

               (ii) in the case of each Commercial Letter of Credit, equal to the greater of $300 or 0.25% of the maximum amount available for drawing under such Commercial Letter of Credit, whether or not drawn, earned upon issuance of such Commercial Letter of Credit, payable at the honor, expiration, surrender or other discharge thereof, and distributable to the Lenders, if received by the Administrative Agent, monthly in arrears.

          The Borrower also agrees to pay to the Issuing Bank, solely for the Issuing Bank's own account, (x) a fronting fee equal to the greater of $500 or 0.125% of the maximum amount available for drawing under each Letter of Credit, payable on the date such Letter of Credit is issued, extended, renewed or increased, and (y) the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder, payable when due under the Issuing Bank's practice for such fees and, in any event within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 365 (or, in a leap year, 366) days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (d) FEES DUE AND NONREFUNDABLE. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances, except in case of a demonstrable error in the calculation thereof.

          SECTION 2.12. INTEREST.

          (a) EURODOLLAR BORROWINGS. The Loans comprising each Eurodollar Borrowing shall bear interest for each day of each Interest Period selected by the Borrower for such Borrowing in conformity with the provisions of this Agreement at the Adjusted LIBO Rate determined for such Interest Period plus the Applicable Eurodollar Margin determined for such day.

          (b) ABR BORROWINGS AND OTHER OBLIGATIONS. The Loans comprising each ABR Borrowing (including each Swingline Loan) and, except to the extent interest accrues thereon as set forth in Section 2.12(a), all other Loans, reimbursement liabilities for LC Disbursements and other Obligations at any time outstanding (other than interest) shall bear interest for each day at the Alternate Base Rate in effect for such day plus the Applicable ABR Margin determined for such day.

          (c) INTEREST AFTER CERTAIN EVENTS OF DEFAULT. Notwithstanding the provisions of Section 2.12(a) and Section 2.12(b), upon the occurrence of any Event of Default described in Section 7(i) or Section 7(j), without notice or demand, and, in addition, whenever any other Event of Default consisting of the failure to pay when due any Obligation (whether on account of the principal of or interest on any Loans, any reimbursement liability for an LC Disbursement, any fee, expense reimbursement, indemnity or otherwise) has occurred and is continuing, any and all outstanding Loans, reimbursement liabilities for LC Disbursements and all other Obligations (in each case whether or not then due and payable) shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of any Eurodollar Borrowing for which the Interest Period has not then expired, 2 % per annum plus the rate (including the Applicable Eurodollar Margin) otherwise applicable to such Eurodollar Borrowing as provided in Section 2.12(a) or (ii) in the case of any other Loan, reimbursement liability or other Obligation then outstanding, 2 % per annum plus the rate (including the Applicable ABR Margin) then applicable to ABR Borrowings as provided in Section 2.12(b).

          (d) PAYMENT OF INTEREST. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Revolving Commitments, except that, in any event, (i) interest accrued pursuant to Section 2.12(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

          (e) COMPUTATION OF INTEREST. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on SG's base rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent demonstrable error.

          SECTION 2.13. ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

               (i) the Administrative Agent determines (which determination shall be conclusive absent demonstrable error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period, or

               (ii) the Administrative Agent is advised by Lenders constituting the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period, then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (B) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

          SECTION 2.14. YIELD PROTECTION.

          (a)  INCREASED COSTS.  If any Change in Law shall:

               (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any holding company of any Lender (except any such reserve requirement reflected in the Adjusted LIBO
     Rate) or the Issuing Bank, or

               (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

          (b) CAPITAL COSTS. If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements increases or would have the effect of increasing the amount or cost of capital required or expected to be maintained by such Lender or any corporation controlling such Lender or Issuing Bank, or reduces or would have the effect of reducing the rate of return on such capital, and such Lender or Issuing Bank reasonably determines that the amount or cost of such capital is increased, or the rate of return thereon is reduced, by or based upon the existence or funding of such Lender's or Issuing Bank's commitment to make loans and issue or participate in letters of credit under this Agreement and other commitments of this type, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company would have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then, within ten Business Days after demand by such Lender or Issuing Bank, the Borrower shall pay to such Lender or Issuing Bank, from time to time as specified by such Lender or Issuing Bank, additional amounts sufficient to compensate such Lender or Issuing Bank in the light of such circumstances, to the extent that such Lender or Issuing Bank in good faith determines such increase in capital, or reduction in the rate of return, to be allocable to the existence or funding of its commitment.

          (c) PROOF OF COSTS. A certificate of a Lender or the Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in Section 2.14(a) or Section 2.14(b) shall be delivered to the Borrower and shall be conclusive absent demonstrable error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

          (d) LOOK-BACK LIMIT. The Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 2.14 for any increased costs or reductions incurred more than 90 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor, except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof. Subject to the foregoing, no failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.14 shall constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation.

          (e) BREAKAGE COSTS. In the event of (i) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (ii) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto, or (iv) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (B) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid, were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this
Section 2.14 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

          SECTION 2.15. TAXES.

          (a) PAYMENTS FREE FROM TAXES. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes. If, nevertheless, the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) PAYMENT OF OTHER TAXES. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) TAX INDEMNITY. The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

          (d) DELIVERY OF RECEIPT. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) FOREIGN LENDER CERTIFICATION. Any Foreign Lender shall deliver to the Borrower and the Administrative Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Foreign Lender's claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Foreign Lender delivers a Form W-8, a certificate representing that such Foreign Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Foreign Lender claiming complete exemption from or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Foreign Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Foreign Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Foreign Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender. Notwithstanding any other provision of this Section 2.15(e), a Foreign Lender shall not be required to deliver any form pursuant to the preceding sentence of this Section 2.15(e) that such Foreign Lender becomes legally unable to deliver at any time after it becomes a Lender.

          (f) EFFECT OF FAILURE TO COMPLY. The Borrower shall not be required to indemnify any Foreign Lender or to pay any additional amounts to any Foreign Lender in respect of U.S. Federal withholding tax pursuant to Section 2.15(a) or
Section 2.15(c) to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Foreign Lender to comply with the provisions of Section 2.15(e). Should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall, at Lender's expense, take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

          (g) REFUNDS. If the Administrative Agent, a Lender or the Issuing Bank is entitled to claim a refund from a Governmental Authority in respect of Indemnified Taxes or Other Taxes that have been paid and as to which it has been indemnified by the Borrower, and if it shall receive continuing advance-payment indemnity from the Borrower for all cost and expense thereof, then upon the written request of the Borrower it shall use reasonable efforts to assert and prosecute such refund claim through counsel selected by it, at the risk, cost and expense of the Borrower and without liability as to the manner in which the claim is prosecuted or for the results thereof, and (if no Default is then continuing) pay over to the Borrower any payment received by it from such Governmental Authority on account of such refund claim.

          SECTION 2.16. PAYMENTS; PRO RATA TREATMENT; SHARING OF SETOFFS.

          (a) PLACE, TIME AND MANNER OF PAYMENT. The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14 or Section 2.15 or otherwise) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the offices of SG at in the City of New York, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, and 9.3 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.
If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

          (b) APPLICATION OF PAYMENTS. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and
(ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

          (c) DISPROPORTIONATE PAYMENTS. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans. If any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest. The provisions of this Section 2.16(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Borrower Subsidiary or Affiliate thereof (as to which the provisions of this Section 2.16(c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

          (d) PAYMENT RELIANCE. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

          (e) LENDER'S FAILURE TO FUND. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.4(c), 2.5(d), 2.5(e), 2.6(b), 2.16(d) or 9.3(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.17. REPLACEMENT OF LENDER. If any Lender gives notice of illegality pursuant to Section 2.7(g) or requests compensation under Section
2.14 (other than pursuant to Section 2.14(e)), or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.4), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), but (in each case) only if (i) the Borrower has received the prior written consent of the Administrative Agent, the Issuing Bank and Swingline Lender, which consent shall not unreasonably be withheld, (ii) such Lender has received payment of an amount equal to the outstanding principal of its Revolving Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to
Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.


                                 ARTICLE III.
                                  CONDITIONS

          SECTION 3.1. EFFECTIVE DATE. The obligations of the Lenders to make the initial Loans and of the Issuing Bank to issue the initial Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.2):

          (a) THIS AGREEMENT. The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) GUARANTY, INDEMNITY AND SUBORDINATION AGREEMENT. The Administrative Agent shall have received counterparts of the Guaranty, Indemnity and Subordination Agreement signed on behalf of each Guarantor.

          (c) SECURITY DOCUMENTS; COLLATERAL. The Administrative Agent shall have received counterparts of the Borrower Pledge and Security Agreement signed on behalf of the Borrower and the Guarantor Pledge and Security Agreement signed on behalf of each Guarantor, and:

               (i) the Administrative Agent shall have received delivery, in pledge, of (A) stock certificates representing all outstanding Equity Interest in the Borrower and each present and future Borrower Subsidiary owned by or on behalf of any Loan Party as of the Effective Date after giving effect to the Transactions, except Excluded Assets and except Equity Interests in Foreign Subsidiaries, and (B) all Instruments and all other Certificated Securities constituting Collateral, together (in each case) with stock powers and instruments of transfer, endorsed in blank;

               (ii) the Administrative Agent shall have received (A) the Patent and Trademark Assignment signed and acknowledged on behalf of each Loan Party and in form sufficient for filing in the United States Patent and Trademark Office, and (B) Uniform Commercial Code financing statements in substantially the form of Exhibit L and in such other form as any Agent or Lender may request, signed on behalf of each Loan Party and in form sufficient for filing in the filing offices listed on Schedule 4.15(c); and

               (iii) the Administrative Agent shall have received a completed Perfection Certificate dated the Effective Date and signed by an executive officer or Financial Officer of the Borrower, together with all attachments contemplated thereby, including (A) the results of a search for Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions listed on Schedule 4.15(c) and (B) copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.3 or have been released.

          (d) CLOSING CERTIFICATE. The Administrative Agent shall have received a certificate substantially in the form of Exhibit M, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in this Article III and confirming the other matters set forth in Exhibit M.

          (e) CORPORATE MATTERS. The Administrative Agent shall have received such documents and certificates as any Agent or Lender may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions, the incumbency and authority of each Person executing any Transaction Document on behalf of any Loan Party and any other legal matters relating to the Loan Parties, the Transaction Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

          (f) OPINION OF COUNSEL TO THE LOAN PARTIES. The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, Issuing Bank and Lenders and dated the Effective Date) of Ropes & Gray and Sidley & Austin, counsel for the Loan Parties, substantially in the form of Exhibits N-1 and N-2, respectively, and covering such other matters relating to the Loan Parties, the Transaction Documents or the Transactions as the Administrative Agent or the Required Lenders may reasonably request. The Borrower and Holdings hereby request such counsel to deliver such opinions.

          (g) FACILITY FEES AND COSTS. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including all fees due under the Fee Letter and, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by any Loan Party under any Loan Document.

          (h) FINANCIAL REPORTS. The Lenders shall have received Holdings' financial statements for the fiscal year ended June 27, 1998 certified without qualification by PriceWaterhouseCoopers LLP and pro forma balance sheet statements, presented in a form consistent with the financial statements heretofore furnished, for Holdings, and Holdings and its Subsidiaries on a consolidated basis, the Borrower, and the Borrower and its Subsidiaries on a consolidated basis, giving effect to the closing of the Transactions as if closed on June 27, 1998.

          (i) TRANSACTION DISBURSEMENTS. The Administrative Agent shall have received a schedule of funds transfers related to the consummation of the Transaction and the payment of all fees, costs and expenses (including underwriting discounts and commissions and M&A advisory fees and all fees, costs and expenses under the Transaction Documents) payable or otherwise borne by any member of the Holdings Group in connection with the Transactions, shall be reasonably satisfied as to the aggregate amount, sources of funding for, and payment of such fees, costs and expenses.

          (j) FINANCIAL PROJECTIONS. The Lenders shall have received financial projections for Holdings Group on a consolidated basis for fiscal years 1999 through 2003, showing no material negative variances from the projections previously provided to the Administrative Agent and Arrangers that would reasonably be expected to have a Material Adverse Effect.

          (k) BOARD AND SHAREHOLDER APPROVAL, CONSUMMATION OF THE MERGERS. The directors and shareholders of each constituent corporation in the Mergers shall have duly authorized and approved the Mergers, the Mergers shall have been consummated in conformity with the Merger Agreements and in compliance with all applicable laws and contracts, and the Administrative Agent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Borrower and Holdings, so stating.

          (l) TRANSACTION DOCUMENTS. The Administrative Agent shall have received copies, certified as true, correct and complete by a Financial Officer of the Borrower, of all Transaction Documents, other than the Loan Documents. Except as set forth on Schedule 3.1(l), (i) such Transaction Documents shall not have been in any respect modified or amended; (ii) no breach of any provision of any of such Transaction Documents shall have occurred, and (iii) no condition set forth in any of such Transaction Documents relating to the obligation of any party thereto or the consummation of the transactions contemplated thereby shall have been waived.

          (m) MERGER AND DEBT RETIREMENT FUNDING. Holdings shall have received net cash proceeds of at least $45,000,000 from the issuance and sale of Equity Interests in Holdings pursuant to the Equity Documents and at least $15,000,000 from the issuance and sale of Holdings Discount Debentures issued and sold by Holdings pursuant to the Holdings Debenture Purchase Agreement, and the Borrower shall have received gross cash proceeds of at least $110,000,000 from the issuance and sale of the Senior Subordinated Notes pursuant to the Subordinated Debt Issuance Documents, and such proceeds, together with at least $40,000,000 in cash held by Holdings on the Effective Date, shall have been applied in compliance with all applicable laws and contracts (i) to fund payment in full of the merger consideration payable under the Merger and Recapitalization Agreement, (ii) to fund Convertible Debt Retirement pursuant to the Debt Tender Offer or a deposit of Restricted Funds in an amount sufficent to retire or redeem all but $23,800,000 in principal amount of outstanding Convertible Debentures, with any remaining amount applied to the payment of fees and expenses related to the Transactions for which any member of the Holdings Group is liable.

          (n) REPAYMENT AND TERMINATION OF THE EXISTING CREDIT AGREEMENT. All commitments to extend credit under the Existing Credit Agreement shall have been terminated and all loans thereunder shall have been repaid in full, together with interest thereon, any and all letters of credit issued under the Existing Credit Agreement shall have expired or been discharged and all other amounts owing pursuant to the Existing Credit Agreement shall have been repaid in full and the Existing Credit Agreement shall have been terminated and be of no further force or effect, except for contingent indemnity obligations that may thereafter accrue thereunder, and all Liens granted pursuant to the Existing Credit Agreement or securing any obligations arising thereunder (including any such contingent indemnity obligations) and all financing statements, pledges and controls perfecting or protecting any such Liens shall have been released, terminated and discharged; and the Administrative Agent shall have received evidence in form, scope and substance satisfactory to it as to the matters set forth in this Section 3.1(n).

          (o) UNDRAWN AVAILABILITY. After giving effect to any Loans or Letters of Credit requested on the Effective Date and the disbursement of funds to pay all fees and expenses relating to the Transactions for which any member of the Holdings Group, the aggregate Total Exposure on the Effective Date shall not exceed $10,000,000.

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

          (p) NO LEGAL PROCEEDINGS. Except as set forth in Schedule 4.6, there shall be no litigation or administrative proceeding pending or threatened that, in the opinion of the Required Lenders, would reasonably be expected to have a Material Adverse Effect or to restrain, prevent or impose burdensome conditions, or to otherwise adversely affect the ability of the parties to consummate the Transactions.

          (q) LEGAL MATTERS. The consummation of the Transactions, including the authorization, execution and funding thereof and all actions incidental thereto, and the other transactions contemplated hereby shall not (a) violate any applicable law, statute, rule or regulation or (b) conflict with, or result in a default or event of default under, any material agreement of any member of the Holdings Group (including the Transaction Documents); all consents and approvals required to be obtained from any Governmental Authority or, if material, any other Person in connection with the Transactions shall have been obtained, all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any burdensome conditions and there shall be no action by any Governmental Authority, actual or threatened, that would reasonably be expected to restrain, prevent or impose burdensome conditions on the Transactions; and the Administrative Agent shall have received one or more legal opinions to such effect, addressed to the Administrative Agent, Issuing Bank and Lenders and reasonably satisfactory to the Administrative Agent, from counsel to the Loan Parties reasonably satisfactory to the Administrative Agent.

          (r) SOLVENCY. The Administrative Agent shall have received a certificate from the Chief Financial officer of each of the Loan Parties, to the effect that, after giving effect to the Transactions, such Loan Party will not be insolvent, will not be rendered insolvent, will not have insufficient capital with which to engage in its businesses and will not have incurred debts that are not within its ability to pay as they mature; and such reports and certificate shall be reasonably satisfactory to the Administrative Agent and shall permit the Administrative Agent, Issuing Bank and Lenders to rely thereon.

          (s) DUE DILIGENCE. SG shall have received a copy of all written due diligence reports delivered to the Investors, including a copy of the final form of the Coopers & Lybrand LLP due diligence report.

          (t) INSURANCE. The Administrative Agent shall have received (i) a letter from an insurance broker of recognized standing satisfactory to the Administrative Agent, stating that the insurance coverage described in Schedule
4.17 is duly contracted for and in full force and effect, and (ii) certificates naming Administrative Agent as an additional insured and loss payee and agreeing to give the Administrative Agent prior notice of cancellation, to the extent required under Section 5.7.

          (u) NO MATERIAL ADVERSE EFFECT. No event shall have been become known to the Administrative Agent or Lenders, or shall have occurred since June 27, 1998, that has or would reasonably be expected to have a Material Adverse Effect.

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

          (v) REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Loan Party set forth in each of the Loan Documents shall be true and correct in all material respects.

          (w) NO DEFAULT. No event shall have occurred at any time after the date hereof that constitutes a Default or would have constituted a Default if this Agreement had been effective at the time.

          The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.2) at or prior to 3:00 p.m., New York City time, on September 1, 1998.

          SECTION 3.2. CONDITIONS OF ALL EXTENSIONS OF CREDIT. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is further subject to the satisfaction of the following conditions:

          (a) RENEWAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Loan Party set forth in each of the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, as though made on and as of such date, other than any such representations or warranties that by their terms refer to a date other than the date of such Borrowing, issuance, amendment, renewal or extension, in which case such representations and warranties shall be true and correct as of such other date.

          (b) NO DEFAULT. At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

          (c) NO MATERIAL ADVERSE EFFECT. No event shall have occurred that has had, or would reasonably be expected to have, a Material Adverse Effect.

          (d) REQUEST. The Administrative Agent shall have received a timely Borrowing Request in conformity with the provisions of this Agreement, certifying that (i) each of the foregoing conditions is satisfied as of the date of such Borrowing Request and will be satisfied as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable and (ii) after giving effect to such Borrowing, issuance, amendment, renewal or extension, the aggregate Total Exposures will not exceed the Borrowing Base determined as of the date of such Borrowing, issuance, amendment, renewal or extension.

          Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be constitute a representation and warranty by the Borrower and Holdings that on the date thereof the conditions set forth in this
Section 3.2 were satisfied.

                                  ARTICLE IV.
                        REPRESENTATIONS AND WARRANTIES

          Each of the Borrower and Holdings represents and warrants to the Agent, Lenders and Issuing Bank that:

          SECTION 4.1. ORGANIZATION; POWERS. Each member of the Holdings Group is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          SECTION 4.2. AUTHORIZATION; ENFORCEABILITY. The Transactions entered into or to be entered into by each Loan Party (or its predecessor) are within such Loan Party's (and its predecessor's) corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement and each other Transaction Document has been duly executed and delivered by each Loan Party that is identified therein as a signatory party thereto and constitutes, and each other Loan Document in which any Loan Party is identified as a signatory party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          SECTION 4.3.  GOVERNMENTAL APPROVALS; NO CONFLICTS. The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except those listed on Schedule 4.3, which have been duly obtained or made and are in full force and effect, and except filings necessary to perfect Liens created under the Loan Documents, (b) do not and will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any member of the Holdings Group (or its predecessor) or any order of any Governmental Authority, (c) do not and will not violate or result in a default under any indenture, agreement or other instrument governing any material Indebtedness of, or any other material agreement binding upon, any member of the Holdings Group (or its predecessor) or its assets, or give rise to a right thereunder to require any payment to be made by any member of the Holdings Group, and (d) do not and will not result in the creation or imposition of any Lien on any asset of any member of the Holdings Group, except Liens created under the Loan Documents.

          SECTION 4.4.  FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE.

          (a) FINANCIAL STATEMENTS. The Borrower has furnished to the Lenders the consolidated financial statements for the fiscal years ended on June 29, 1996, June 28, 1997, and June 27, 1998 of the Old Bell Sports Corp. and its subsidiaries

(as such term is defined in the Merger Agreement), audited by PriceWaterhouseCoopers LLP, pro forma financial statements giving effect to the Transactions, and projections relating to the future financial performance of the Holdings Group. Such consolidated financial statements are free of material misstatement and present fairly, in all material respects, the assets and liabilities of Old Bell Sports Corp. as of the dates thereof and the results of operations and cash flows of Old Bell Sports Corp. for the periods then ended in conformity with GAAP. Such pro forma statements were prepared in conformity with GAAP, including GAAP requirements as to pro forma adjustments. Such financial projections are based on reasonable assumptions and represented, as of the dates thereof, the good faith projection of management of the Borrower as to the future financial performance of the Borrower, subject to the uncertainties inherent in projections.

          (b) PROXY STATEMENT AND OFFERING MEMORANDUM. The factual statements made in the Proxy Statement and the Offering Memorandum are true and correct as of the time of preparation thereof and as of the date hereof in all material respects.

          (c) PRO FORMA BALANCE SHEETS. The Borrower has furnished to the Lenders the pro forma consolidated balance sheets of Holdings and of the Borrower as of June 27, 1998, prepared giving effect to the Transactions as if the Transactions had occurred on such date. In all material respects, such pro forma consolidated balance sheets (i) were prepared in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Offering Memorandum (which assumptions were, at the time of preparation of the Offering Memorandum, and are, as of the date hereof, believed by Holdings and the Borrower to be reasonable), (ii) were based on information available to Holdings and the Borrower after due inquiry at the date thereof, and (iii) accurately reflect all adjustments necessary to give effect to the Transactions.

          (d) INDEBTEDNESS. Neither Holdings nor the Borrower nor any Borrower Subsidiary has any outstanding Indebtedness other than Indebtedness permitted under Section 6.1.

          (e) DISQUALIFIED STOCK. No member of the Holdings Group has any outstanding Disqualified Stock.

          (f) LIENS. None of the property or assets of any member of the Holdings Group is subject to any Lien except Liens permitted to be incurred, and to remain outstanding, under Section 6.3.

          (g) NO CONTINGENT LIABILITIES, UNUSUAL COMMITMENTS OR UNREALIZED LOSSES. Except as disclosed in the financial statements referred to above or the notes thereto and except for the Disclosed Matters, after giving effect to the Transactions, no member of the Holdings Group has, as of the Effective Date, any material contingent liabilities, unusual long-term commitments or unrealized losses.

          (h) FINANCIAL STATEMENTS. Each financial statement delivered by any member of the Holdings Group at any time after the Effective Date pursuant to
Section 5.1 presents fairly, in all material respects, the assets and liabilities of the Person or consolidated group that is the subject thereof as of the date thereof and the results of operations and cash flows of such Person or group for the period therein described ended on such date, in conformity with GAAP but subject (except in the case of audited year-end financial statements) to year-end adjustments and the absence of footnote disclosure.

          (i) NO MATERIAL ADVERSE EFFECT. Since June 27, 1998, no event has occurred that has had, or would reasonably be expected to have, a Material Adverse Effect.

          SECTION 4.5.  PROPERTIES.

          (a) TITLE. Except as disclosed in Schedule 4.5(a), each member of the Holdings Group has good title to all its property material to its business and, at the date of any of its financial statements delivered to the Administrative Agent or Lenders, had good title to all property accounted for therein, except (in each case) for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such property for its intended purpose.

          (b) INTELLECTUAL PROPERTY. Each member of the Holdings Group owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Holdings Group does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Schedule 4.5(b) sets forth (i) all interests in any such property that are registered in the name of any Loan Party or any agent or nominee acting for any member of the Holdings Group and the registration data as to all such property so registered,
(ii) all material unregistered interests of any Loan Party in any such property, and (iii) the term of and parties to all license agreements relating to any license for such property received or granted by any member of the Holdings Group.

          (c) REAL PROPERTY. Schedule 4.5(c) sets forth the address of each real property that is owned or leased by the Holdings Group as of the Effective Date after giving effect to the Transactions.

          (d) THE BORROWER AND HOLDINGS. The Borrower is a Wholly-Owned Subsidiary of Holdings. Holdings owns no assets other than the common stock of the Borrower and other immaterial assets that constitute and are counted as Miscellaneous Unpledged Assets, and Holdings conducts no business or activities other than the ownership of such common stock and activities incidental thereto. Holdings does not hold any Investment in the Borrower or any Subsidiary or any other Person, except Investments in common stock of the Borrower.

          SECTION 4.6.  LITIGATION AND ENVIRONMENTAL MATTERS.

          (a)  NO LEGAL PROCEEDINGS.  Except for Disclosed Matters set forth in
Schedule 4.6(a), there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting any member of the Holdings Group (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that relate in any respect to any of the Transaction Documents or Transactions.

          (b)  ENVIRONMENTAL MATTERS.  Except for Disclosed Matters set forth in
Schedule 4.6(b) and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, no member of the Holdings Group (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, or (iii) has received written notice of any claim with respect to any Environmental Liability.

          (c) DISCLOSED MATTERS. Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or would reasonably be expected to result in, a Material Adverse Effect.

          SECTION 4.7. COMPLIANCE WITH LAWS AND AGREEMENTS. Each member of the Holdings Group is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

          SECTION 4.8. INVESTMENT AND HOLDING COMPANY STATUS. No member of the Holdings Group is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 4.9. TAXES. Each member of the Holdings Group has timely filed or caused to be filed all material Tax returns and reports required to have been filed and has paid or caused to be paid all material Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate actions and for which such member has set aside on its books adequate reserves.

          SECTION 4.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. The "amount of unfunded benefit liabilities," as defined in Section 4001(18) of ERISA, as of the last day of the most recent plan year does not exceed $1,000,000 in the aggregate for all Plans. No member of the Holdings Group provides any post-retirement health or life benefits to its employees other than those required by Section 4980B of the Code.

          SECTION 4.11. REPRESENTATIONS AND WARRANTIES IN TRANSACTION DOCUMENTS. The representations and warranties set forth in Article III and
Article IV of the Merger and Recapitalization Agreement and all other factual statements,

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

representations and warranties by any member of the Holdings Group (or its predecessor) or by the Investors set forth in any of the Merger Agreements, Subordinated Debt Issuance Documents or Holdings Documents are true and correct in all material respects as of the time such representations and warranties were made and, unless such representations and warranty expressly indicates that it is being made as of any other specific date, as of the Effective Date.

          SECTION 4.12. DISCLOSURE. The Borrower and Holdings have disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which any member of the Holdings Group is subject, and all other matters known to any of them, that (in the case of all of the foregoing) individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect. Neither the Loan Documents nor the Proxy Statement nor the Offering Memorandum nor, when taken as a whole, any of the other reports, financial statements, certificates or other information furnished by or on behalf of any member of the Holdings Group (or its predecessor) or any Investor to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that, with respect to projected financial information, the Borrower and Holdings represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          SECTION 4.13. SUBSIDIARIES. Holdings does not have any subsidiaries other than the Borrower and the Borrower Subsidiaries. Schedule 4.13 (as from time to time supplemented by the Borrower) sets forth all outstanding Equity Interests in each member of the Holdings Group and the registered holder and beneficial owner thereof.

          SECTION 4.14. SOLVENCY. Immediately upon the consummation of the Transactions on the Effective Date, immediately following the making of each Loan made on the Effective Date and after giving effect to the application of the proceeds of such Loans, and immediately upon the making of each Loan and the issuance, amendment, extension or renewal of each Letter of Credit at any time on or after the Effective Date, and, in the case of each Guarantor, after giving effect to the liability incurred by it under the Guaranty, Indemnity and Subordination Agreement (subject to the limitation of liability set forth in Section 2.5 thereof) and the rights granted to such Guarantor thereunder, (a) the fair value of the assets of each Loan Party, at a fair valuation, exceed its probable liability on its debts and liabilities, senior, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party is greater than the amount that will be required to pay its liability on its debts and other liabilities, senior, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;
(c) each Loan Party is able to pay its debts and liabilities, senior, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) no Loan Party has unreasonably small capital with which to conduct the business in which it is engaged as such business is conducted and proposed to be conducted.

          SECTION 4.15. THE COLLATERAL.

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

          (a) PLEDGE AND SECURITY AGREEMENTS. The Pledge and Security Agreements are effective to create in favor of the Administrative Agent, for the ratable benefit of the holders of Obligations, a legal, valid and enforceable security interest in any and all present and future interests held or at any time acquired by any Loan Party in any of the property therein described as collateral.

          (b) PLEDGED COLLATERAL. All Securities in which any Loan Party owns any interest (other than Permitted Cash Investments) are Certificated Securities. All such Certificated Securities, except Excluded Assets, and all Instruments constituting Collateral have been delivered to the Administrative Agent in pledge as security for the Obligations. The Administrative Agent's security interest therein constitutes a fully perfected first priority and sole Lien on, and security interest in, all right, title and interest of each Loan Party therein free from any adverse claim and prior and superior in right to any other Person. Schedule 4.15(b) sets forth all Certificated Securities and Instruments that have been delivered to, and are held in pledge by, the Administrative Agent.

          (c) FINANCING STATEMENTS. Duly completed and executed financing statements covering all of the Collateral will have been duly filed in proper form sufficient for filing within 10 days from the Effective Date, and thereafter will remain effectively on file, in each filing office in each jurisdiction in which the filing of a financing statement is required or permitted in order to perfect the Administrative Agent's security interest in any and all of the Collateral, and such financing statements are sufficient to perfect the Administrative Agent's security interest to the extent such security interest can be perfected by filing a financing statement in any jurisdiction.
Schedule 4.15(c) sets forth all filing offices in each jurisdiction which a financing statement is required to be filed, in order to perfect the Administrative Agent's security interest in any and all of the Collateral, and all filing offices in which financing statements have been duly filed in proper form sufficient for filing, and remain effectively on file, in each such jurisdiction. The Security Documents constitute a valid, enforceable and fully perfected Lien on, and security interest in, any and all of the property of the Loan Parties except the Excluded Assets and any Miscellaneous Unpledged Assets, and such Lien and security interest is prior and superior in right to any Lien held by any other Person, except any Lien that both (i) is expressly permitted by Section 6.3 and (ii) either (A) is permitted under clause (iii) or clause
(iv) in Section 6.3 or (B) is imposed by law and is entitled, as a matter of law, to priority over a security interest that was duly perfected before such Lien attached.

          (d) PATENT AND TRADEMARKS. The Patent and Trademark Assignment (and each supplement thereto reflecting the addition of any Loan Party or the addition of property acquired by a Loan Party after the Effective Date) is in form sufficient for filing, will have been duly filed in the United States Patent and Trademark Office within 10 days from the Effective Date and, after giving effect to the financing statements referred to in Section 4.15(c), constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in all property described therein in which any Loan Party has any interest as to which a security interest may be perfected or any transfer may be recorded by filing, recording or registration in the United States Patent and Trademark Office, in each case prior and superior in right to any other Person.

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

          (e) AMENDMENT OF SCHEDULES. The Borrower may at any time unilaterally amend Schedule 4.15(b) or Schedule 4.15(c) to reflect any transaction permitted under this Agreement, by giving written notice thereof to the Administrative Agent and the Lenders. To be effective, such notice must state conspicuously that it constitutes an amendment to certain factual matters relating to the Collateral set forth in Section 4.15 of this Agreement.

          SECTION 4.16. FEDERAL RESERVE REGULATIONS.

          (a) NOT IN MARGIN CREDIT BUSINESS. No member of the Holdings Group is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

          (b) PROCEEDS NOT USED. No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, in any circumstance or for any purpose that constitutes or entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, Regulation U or Regulation X.

          (c) ASSETS. Less than 25 % of the assets of Holdings Group on a consolidated basis consist of Margin Stock.

          (d) SUBORDINATED INDEBTEDNESS. All Obligations constitute, and are hereby designated as, "Senior Indebtedness" entitled to the benefits of subordination provisions of the Senior Subordinated Note Indenture and the Convertible Debenture Indenture.

          SECTION 4.17. INSURANCE. Schedule 4.17 sets forth accurately and completely all insurance coverage presently in effect for the benefit of any member of the Holdings Group. Such insurance is duly contracted for by the insurers identified in Schedule 4.17. No member of the Holdings Group has received notice of any cancellation or reduction in coverage, or of the insurer's intent to effectuate any cancellation or reduction in coverage, as to any such insurance.

          SECTION 4.18. YEAR 2000 COMPLIANCE. Holdings and the Borrower have adopted a plan for the review and any necessary adjustments of the software and other processing capabilities of Holdings and its Subsidiaries pursuant to which they in good faith expect to be Year 2000 Compliant no later than September 30, 1999. The costs to the Holdings Group of such review and adjustments and the reasonably foreseeable consequences of becoming Year 2000 Compliant (including reprogramming errors and the failure of systems or equipment) would not reasonably be expected to result in a Default or a Material Adverse Effect.


                                  ARTICLE V.
                             AFFIRMATIVE COVENANTS

          Until the Revolving Commitments have expired or been terminated, all Letters of Credit have expired or otherwise been discharged and the principal of and

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

interest on all Loans and reimbursement liabilities for LC Disbursements and all other Obligations then due and payable have been paid in full and in cash, each of the Borrower and Holdings covenants and agrees with the Administrative Agent:

          SECTION 5.1. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Borrower and Holdings will furnish to the Administrative Agent:

          (a) YEAR-END STATEMENTS. Commencing with the fiscal year ending on or about June 30, 1999, within 90 days after the end of each fiscal year of Holdings and the Borrower, each of their consolidated balance sheets and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all (i) audited (in the case of such consolidated statements) and reported on by independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries and the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied and (ii) accompanied by a certificate of a Financial Officer of the Borrower setting forth, and showing the component calculations for determining, Excess Cash Flow for such fiscal year and Surplus Liquidity as of the last day of such fiscal year;

          (b) QUARTERLY STATEMENTS. Commencing with the fiscal quarter ending on or about September 30, 1998, within 45 days after the end of each of the first three fiscal quarters in each fiscal year of Holdings and the Borrower, each of their consolidated balance sheets and related statements of operations and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year and the figures set forth in the annual operating plan delivered for the current year pursuant to
Section 5.1(f), all in a form reasonably satisfactory to the Administrative Agent and certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnote disclosure;

          (c) MONTHLY STATEMENTS. Within 30 days after the end of each fiscal month, consolidated summary balance sheets for Holdings and for the Borrower and related summary statements of operations as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year and the figures set forth in the annual operating plan delivered for the current year pursuant to Section 5.1(f), all in a form reasonably satisfactory to the Administrative Agent and certified by a Financial Officer of the Borrower as presenting in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnote disclosure;

          (d) CERTIFICATE AS TO DEFAULTS. Concurrently with any delivery of financial statements under Section 5.1(a) or Section 5.1(b), a certificate of a Financial Officer of the Borrower (in the form of a Compliance Certificate or in such other form as may reasonably be requested from time to time by the Administrative Agent or Required Lenders) (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.1, 6.3, 6.5, 6.6, 6.8, 6.12, 6.13, 6.14 and 6.15 and the other information requested in the Compliance Certificate, including an item by item description of all Pro Forma Adjustments reflected therein, and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.4(a) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (e) ACCOUNTANT'S STATEMENT. Concurrently with any delivery of financial statements under Section 5.1(a), a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

          (f) ANNUAL OPERATING PLAN. Within 90 days from the commencement of the fiscal year of Holdings and the Borrower that commenced on June 28, 1998 and within 30 days after the commencement of each such fiscal year thereafter, a consolidated operating budget for such fiscal year on a month-by-month basis (including projected consolidated balance sheets and related statements of projected operations and cash flow as of the end of and for such fiscal year) in a form reasonably satisfactory to the Administrative Agent; and, promptly when available, any significant revisions of such budget or projections;

          (g) BORROWING BASE REPORTS. Within 20 days following the end of each month and within 20 days after request therefor by the Administrative Agent or any Lender, a certificate of a Financial Officer of the Borrower setting forth (in such detail and with such back-up as may reasonably be requested by the Administrative Agent or Required Lenders) the Borrowing Base as of the last day of such month or as of the date of such request;

          (h) SEC REPORTS. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any member of the Holdings Group with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be;

          (i) ACCOUNTANT'S REPORTS. Promptly upon receipt thereof, copies of all reports submitted to Holdings or the Borrower by independent certified public accountants in connection with each annual, interim or special audit of the books of the

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

Borrower or any of its Subsidiaries made by such accountants, including any management letter commenting on the Borrower's internal controls submitted by such accountants to management in connection with their annual audit, accompanied by a letter from Holdings and the Borrower to such accountants authorizing and directing them to discuss any and all matters therein set forth with the Administrative Agent or any Lender; and

          (j) OTHER INFORMATION. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any member of the Holdings Group, or compliance with the terms of any Loan Document, as any Agent or Lender may reasonably request.

          SECTION 5.2. NOTICES OF MATERIAL EVENTS. The Borrower and Holdings will furnish to the Administrative Agent, within three Business days after an officer or member of management of any member of the Holdings Group acquires knowledge thereof, prompt written notice of the following:

          (a)  DEFAULT.  The occurrence of any Default;

          (b) LEGAL PROCEEDINGS. The receipt by any member of the Holdings Group of any asserted or threatened written claim or the commencement of, or any materially adverse development in, any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any member of the Holdings Group or any Affiliate thereof that, if adversely determined, would reasonably be expected to result in (i) a judgment more than $1,000,000 in excess of admitted insurance coverages or (ii) a Material Adverse Effect;

          (c) ERISA EVENTS. The occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect, or the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA; and

          (d) MATERIAL ADVERSE EFFECT. Any other event that results in, or would reasonably be expected to result in, a Material Adverse Effect.

          Each notice delivered under this Section 5.2 shall be accompanied by a statement of a Financial Officer or other executive officer of Holdings and the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 5.3.  REGARDING THE COLLATERAL.

          (a) CHANGES IN FACTUAL INFORMATION. The Borrower and Holdings will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which

Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party's identity or corporate structure,
(iv) resulting in any tangible Collateral being located in any jurisdiction in which a financing statement must be, but has not been, filed in order to perfect the Administrative Agent's liens, (v) in respect of any patents, trademarks or applications therefor owned by or licensed to any Loan Party, or (vi) in any Loan Party's federal taxpayer identification number. The Borrower and Holdings will not effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in the Collateral.

          (b) ANNUAL PERFECTION CERTIFICATE. Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 5.1(a), the Borrower shall deliver to the Administrative Agent a Perfection Certificate duly executed by a Financial Officer of the Borrower and Holdings setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section 5.3(b).

          SECTION 5.4. EXISTENCE; CONDUCT OF BUSINESS. The Borrower and Holdings will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect the legal existence and corporate good standing of the Borrower and Holdings and, except as permitted under Section 6.6 and except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect, the legal existence and corporate good standing of each Borrower Subsidiary and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of the business of the Borrower and the Borrower Subsidiaries.

          SECTION 5.5. PAYMENT OF OBLIGATIONS. The Borrower and Holdings will, and will cause each of the Subsidiaries to, pay its Indebtedness and other obligations in a material amount, before the same shall become delinquent or in default, and pay or discharge, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon it or its income, profits or property and all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon its property, except (in each case) where (a) the validity or amount thereof is being contested in good faith by appropriate actions, (b) it has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and no Lien arises or is created to secure such obligation (except a Lien created by law to secure an ad valorem tax or the claim of a mechanic or materialman claim if the enforcement of such Lien is suspended or stayed) and (d) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.6. MAINTENANCE OF PROPERTIES. The Borrower and Holdings will, and will cause each of the Subsidiaries to, keep and maintain all property
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

material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          SECTION 5.7.  INSURANCE.

          (a) MAINTENANCE OF INSURANCE. The Borrower and Holdings will, and will cause each of the Subsidiaries to, maintain insurance with respect to their properties, businesses and potential liabilities with financially sound and reputable insurers against such casualties and contingencies, of such types, in such amounts and with such coverages as are in effect on the Effective Date, including the coverages described in Schedule 4.17, augmented as necessary to ensure coverage that is or becomes consistent with prudent industry practice.

          (b) PROPERTY AND BUSINESS INTERRUPTION COVERAGE. All proceeds of insurance insuring against risks of damage to or loss of any property of any Loan Party or business interruption coverage shall be payable to the Administrative Agent, as sole loss payee as security for the Obligations, and shall constitute Net Cash Proceeds.

          (c) NOTICE OF CANCELLATION. The Borrower and Holdings will cause each insurer to agree to give the Administrative Agent at least 30 days' prior written notice of any cancellation of any property, business interruption or product liability insurance.

          SECTION 5.8. CASUALTY AND CONDEMNATION. The Borrower and Holdings will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

          SECTION 5.9. BOOKS AND RECORDS; INSPECTION AND AUDIT RIGHTS. The Borrower and Holdings will, and will cause each of the Subsidiaries to, (i) keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities, and (ii) permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, to audit or verify the Collateral, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. Except when a Default has occurred and is continuing, reimbursement under Section 9.3 for costs incurred by the Administrative Agent in connection therewith shall not be demanded by the Administrative Agent in respect of more than one such visit, inspection and discussion in any one fiscal year and may not be demanded by any other Lender.

          SECTION 5.10. COMPLIANCE WITH LAWS. The Borrower and Holdings will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

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

          SECTION 5.11. USE OF PROCEEDS. The Borrower and Holdings will not, and will not permit any Subsidiary to, use any proceeds of Loans or Letters of Credit directly or indirectly (a) to pay the merger consideration under the Merger and Recapitalization Agreement, (b) to fund any payment pursuant to the Debt Tender Offer or any deposit of Restricted Funds, (c) to fund payment of more than $10,000,000 in fees and expenses relating to the Transactions, (d) for Convertible Debt Retirement (i) at any time prior to the date on which the Borrower has performed its obligations under Section 5.13(e), (ii) if and so long as any amounts remain on deposit under the Restricted Funds Account Agreement, (iii) from the proceeds of Revolving Loans in excess of the Convertible Debt Retirement Allowance determined on the day of funding of such Revolving Loans or (iv) from the proceeds of Swingline Loans, or (e) for any purpose that entails a violation of Regulation T, Regulation U or Regulation X. Subject to the foregoing, the proceeds of credit extended to the Borrower hereunder may be used to fund the business operations of the Borrower and Borrower Subsidiaries in the ordinary course of business for lawful corporate purposes that are permitted under this Agreement.

          SECTION 5.12. ADDITIONAL BORROWER SUBSIDIARIES. If at any time after the Effective Date any Person becomes a Borrower Subsidiary or Borrower Subsidiary that is any Exempted Foreign Subsidiary ceases to be an Exempted Foreign Subsidiary, the Borrower and Holdings will, within ten days after such Borrower Subsidiary is formed or acquired, (a) notify the Administrative Agent and the Lenders thereof, (b) cause such Borrower Subsidiary to execute and deliver, and endorse and deliver to the Administrative Agent in pledge, a promissory note in an amount equal to all Investments in such Borrower Subsidiary made or maintained, or contemplated to be made or maintained, by any member of the Holdings Group, except Investments in the common equity capital of such Borrower Subsidiary, (c) cause such Borrower Subsidiary (except Exempted Foreign Subsidiaries) to become a party to the Guaranty, Indemnity and Subordination Agreement and each applicable Security Document and take such actions to create and perfect Liens on such Borrower Subsidiary's assets to secure its liability under the Guaranty, Indemnity and Subordination Agreement as the Administrative Agent or the Required Lenders may reasonably request, and
(d) cause all Security Certificates representing Equity Interests in such Borrower Subsidiary, except Excluded Assets, to be transferred and delivered to the Administrative Agent in pledge pursuant to the applicable Pledge and Security Agreement and cause the Administrative Agent's security interest in all uncertificated Equity Interests, if any, in such Borrower Subsidiary, except Excluded Assets, to be duly perfected by control and by filing.

          SECTION 5.13. FURTHER ASSURANCES.

          (a) UPON REQUEST. The Borrower and Holdings will, and will cause each other Loan Party to, from time to time upon the request of the Administrative Agent or the Required Lenders through the Administrative Agent, at the expense of the Loan Parties, execute, deliver and acknowledge all instruments, assignments, security agreements, financing statements or other documents and take all other actions as the Administrative Agent or such Required Lenders may reasonably deem necessary or appropriate to create, perfect, ensure the priority of, protect or (if an Event of Default is continuing at the time) lawfully enforce a Lien in favor of the Administrative Agent for the ratable benefit of the holders of the Obligations upon any property (whether now

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

owned or hereafter acquired, whether tangible or intangible, whether real, personal or mixed, and wherever located) in which any member of the Holding Group has or may have any interest, except Excluded Assets and Miscellaneous Unpledged Assets.

          (b) CASH IN BANK. Except as to Miscellaneous Unpledged Assets, the Borrower and Holdings will, and will cause each other Loan Party to, (i) maintain any and all of its other bank deposits and bank deposit accounts at a bank selected by it that either (A) is located in a state under the laws of which a security interest in bank deposits and deposit accounts may be created under the Uniform Commercial Code and perfected by the giving of a notice to the depositary bank and the receipt of any required consent thereto from the depositary bank, without any requirement that the holder of such security interest maintain dominion or control over such bank deposits and deposit accounts, or (B) has entered into a restricted account agreements with respect to such deposits and accounts on terms generally consistent with the practice of commercial finance lenders within the United States for agreements of such type;
(ii) give notice of the existence of the Administrative Agent's security interest in each such deposit account and any and all present and future deposits therein, by delivering a perfection notice to the depositary bank and obtaining any and all required consents and agreements from the depositary bank or as otherwise required under such laws to perfect the Administrative Agent's security interest therein, at or within 30 days after the opening of such deposit account, and (iii) grant and permit no other Lien on any such bank deposits or deposit accounts.

          (c) PERMITTED CASH INVESTMENTS. Except as to Miscellaneous Unpledged Assets, the Borrower and Holdings will, and will cause each other Loan Party to, maintain any and all Permitted Cash Investments in such manner as may be required to ensure that the Administrative Agent at all times holds a duly perfected first and sole security interest therein as security for the Obligations.

          (d) UNPLEDGED ASSETS. If at any time the Administrative Agent does not hold a duly created, enforceable and perfected Lien as security for the Obligations upon any property or assets of any Loan Party other than Excluded Assets and Miscellaneous Unpledged Assets, the Borrower and Holdings will notify the Administrative Agent and the Lenders thereof and will take such action as may be necessary to cause all assets of each Loan Party (except Excluded Assets and Miscellaneous Unpledged Assets) to be subjected to a duly created, enforceable and perfected Lien in favor of the Administrative Agent as security for the Obligations and will take, and cause each other Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent or Required Lenders to grant and perfect such Liens, including actions described in Section 5.13(a), all at the expense of the Loan Parties.

          (e) STOCK OF FOREIGN SUBSIDIARIES. Within 60 days after the Effective Date, the Borrower will deliver to the Administrative Agent, in pledge, security certificates representing, or proof of registration of transfer in pledge of, all Equity Interests in Subsidiaries incorporated in any jurisdiction other than the United States or a State thereof, except to the extent such Equity Interests are Excluded Assets, together with an opinion of counsel reasonably satisfactory to the Administrative Agent (i) setting forth the actions necessary under the laws of such jurisdiction to create and

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Perfect a lawful and enforceable security interest in such Equity Interests,
(ii) stating that such actions have been taken, and (iii) stating that neither such laws nor such actions require the Administrative Agent to qualify to do business or pay taxes in such jurisdiction or will result in the imposition of any duty or liability upon the Administrative Agent, except the duty to release the pledge upon satisfaction of the obligations secured thereby and other duties comparable to those imposed upon a secured party under the Uniform Commercial Code, as in effect in the State of New York.

          SECTION 5.14. FISCAL YEAR. The Borrower and Holdings will, and will cause each Subsidiary to, maintain a fiscal year that ends on or about June 30 and consists of four fiscal quarters comprised of four-, four- and five-week fiscal months.

          SECTION 5.15. YEAR 2000 COMPLIANCE. The Borrower and Holdings will be, and will cause each Subsidiary to be, Year 2000 Compliant no later than December 31, 1999.

          SECTION 5.16. CONVERTIBLE DEBT RETIREMENT. If and whenever any member of the Holdings Group or any of their Affiliates redeem, purchase or otherwise acquire or hold any Convertible Debentures, the Borrower and Holdings will cause such Convertible Debentures to be retired and discharged in such manner that, pursuant to the Convertible Debenture Indenture, they cannot thereafter be resold or reissued.


                                  ARTICLE VI.
                              NEGATIVE COVENANTS

          Until the Revolving Commitments have expired or been terminated, all Letters of Credit have expired or otherwise been discharged and the principal of and interest on all Loans and reimbursement liabilities for LC Disbursements and all other Obligations then due and payable have been paid in full and in cash, each of the Borrower and Holdings covenants and agrees with the Administrative Agent, Issuing Bank and Lenders that:

          SECTION 6.1. INDEBTEDNESS. The Borrower and Holdings will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

               (i)   Indebtedness created under the Loan Documents;

               (ii) Indebtedness of the Borrower under the Senior Subordinated Notes and Holdings' subordinated guarantee thereof outstanding on the terms set forth in the Senior Subordinated Note Indenture in an aggregate principal amount not exceeding $110,000,000;

               (iii) Indebtedness of Holdings under the Convertible Debentures outstanding on the terms set forth in the Convertible Debenture Indenture in an aggregate principal amount not exceeding the sum of $25,000,000 plus the then amount of the Restricted Funds;

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

               (iv) Indebtedness of Holdings under the Holdings Discount Debentures outstanding on the terms set forth in the Holdings Debenture Purchase Agreement or the Holdings Discount Debenture Indenture in an aggregate face amount of $29,485,000;

               (v) Indebtedness of any Borrower Subsidiary to the Borrower and Indebtedness of the Borrower to any Wholly-Owned Borrower Subsidiary, in each instance if (A) evidenced by a promissory note held by the Administrative Agent in pledge pursuant to the Pledge and Security Agreements and (B) any such Indebtedness of the Borrower is subordinated in right of payment to the Obligations on the terms set forth in the Guaranty, Indemnity and Subordination Agreement;

               (vi)   Indebtedness under Hedging Agreements permitted under
     Section 6.7;

               (vii) Indebtedness outstanding on the Effective Date and listed on Schedule 6.1;

               (viii) Capital Lease Obligations and equipment purchase money financings (and refinancings thereof) incurred after the Effective Date in an aggregate principal amount not exceeding $2,500,000 at any time outstanding;

               (ix) Indebtedness of Exempted Foreign Subsidiaries in an aggregate principal amount not exceeding $7,000,000 (or its equivalent at the spot market rate for the relevant currency at the time of determination) at any time outstanding;

               (x) Bonding Liabilities of the Borrower in an aggregate amount (determined on the basis of the maximum possible liability therefor, whether or not contingent or remote) not exceeding $15,000,000 at any time outstanding;

               (xi) unsecured Subordinated Indebtedness incurred by Holdings or the Borrower and not Guaranteed by any Borrower Subsidiary, if:

                      (A) either (1) such Subordinated Indebtedness constitutes a Permitted Earn-Out Liability or (2) no principal payment or prepayment, sinking fund reserve payment, or mandatory purchase offer or redemption is due or can become required in respect of such Subordinated Indebtedness other than by Holdings (x) on or after the first anniversary of the Maturity Date or (y) in case of a Change of Control,

                      (B) such Subordinated Indebtedness is subordinated to the payment of the Obligations, including Holdings' Guaranty thereof, pursuant to definitive subordination provisions that are either (1) substantially identical to those set forth in the Senior Subordinated

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

          Note Indenture (including provisions excusing the obligor from any mandatory repurchase or redemption obligation unless the repurchase or redemption is permitted at the time under this Agreement and other agreements governing certain designated senior indebtedness but not including provisions excepting distributions of junior securities) or
          (2) otherwise approved by the Required Lenders; and such Subordinated Indebtedness is otherwise issued on terms (including as to interest rate, call rights, prepayment premiums, representations, warranties, covenants, redemption and repurchase obligations, and events of default) reasonably satisfactory to the Required Lenders,

                      (C) if such Subordinated Indebtedness is incurred by Holdings, the securities evidencing such Indebtedness or the proceeds of the issuance and sale thereof are transferred by Holdings to the Borrower as a contribution to the common equity capital of the Borrower, and

                      (D) the proceeds of the issuance and sale of such Subordinated Indebtedness are used by the Borrower solely to pay the purchase consideration for a Permitted Acquisition;

               (xii) Indebtedness of Holdings to the Investors arising from the issuance and sale of securities having substantially the same terms as the Holdings Discount Debentures, but subordinated as set forth in clause
     (xi)(B) in this Section 6.1, if the proceeds thereof are (A) delivered by Holdings to the Borrower as a contribution to the Borrower's common equity capital and (B) applied to settle claims or satisfy judgments described in clause (ii) in Section 7.1(l);

               (xiii) Indebtedness of Holdings to the Borrower arising solely from, and consisting solely of, the funding of a distribution to Holdings permitted under Section 6.8(a); and

               (xiv) other Indebtedness of the Borrower in an aggregate principal amount not exceeding $2,000,000 at any time outstanding.

          SECTION 6.2.  CERTAIN INTERESTS AND LIABILITIES.

          (a) DISQUALIFIED STOCK. The Borrower and Holdings will not, and will not permit any Subsidiary to, issue or have outstanding any Disqualified Stock.

          (b) SUBSIDIARIES. The Borrower and Holdings will not own any interest in any subsidiary except (i) ownership by Holdings of 100% of the issued and outstanding common stock of the Borrower, and (ii) ownership by the Borrower, directly or through Wholly-Owned Borrower Subsidiaries, of Wholly-Owned Borrower Subsidiaries.

          (c) HOLDINGS PREFERRED STOCK. Holdings will not offer or agree to redeem, purchase or exchange any preferred stock issued by Holdings, including preferred stock outstanding under the Holdings Certificate of Designation, and will not

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

permit any Subsidiary to do so. The redemption of any such preferred stock and the purchase of, or exchange for, any such preferred stock (including any redemption, purchase or exchange that Holdings would otherwise, but for the provisions of this Agreement, be permitted or required to offer or make pursuant to the provisions of the Holdings Certificate of Designation) are hereby expressly prohibited. Notwithstanding the foregoing, Holdings may issue common stock or new preferred stock that is not Disqualified Stock in exchange for, or redemption of, previously outstanding Holdings preferred stock.

          (d) SUBORDINATED DEBT. The Borrower and Holdings will not, and will not permit any Subsidiary to, issue or incur or have outstanding any Indebtedness that by its terms is subordinated to the payment of any other Indebtedness, liability or obligation, unless such such Indebtedness is subordinated to the payment of the Obligations on the same terms.

          SECTION 6.3. LIENS. The Borrower and Holdings will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

               (i)   Liens created under the Loan Documents;

               (ii)  Permitted Encumbrances;

               (iii) any Lien on any property or asset of any Loan Party existing on the date hereof and listed on Schedule 6.3, but only so long as
     (i) such Lien is not enforceable against any other property or asset and
     (ii) such Lien secures only those obligations that it secures on the date hereof;

               (iv) purchase money security interests in equipment and the interest of a lessor under a Capital Lease Obligation granted or arising after the Effective Date, and Liens upon the property subject to such purchase money security interest or lease securing solely Indebtedness incurred in the refinancing thereof, so long as the aggregate principal amount of all Indebtedness secured by any and all such purchase money security interests, leases and Liens does not exceed $2,500,000 at any time outstanding; and

               (v) Liens on assets of Exempted Foreign Subsidiaries securing Indebtedness permitted under clause (ix) in Section 6.1.

          SECTION 6.4.  FUNDAMENTAL CHANGES.

          (a) MERGER; CONSOLIDATION; LIQUIDATION; DISSOLUTION. The Borrower and Holdings will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and after giving effect thereto no Default shall have occurred and be continuing, (i) any Wholly-Owned Borrower Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Wholly-Owned Borrower Subsidiary may

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

merge into or consolidate with any other Wholly-Owned Borrower Subsidiary or into or with any other Person in a Permitted Acquisition, if the surviving entity is a Wholly-Owned Borrower Subsidiary and (unless it is an Exempted Foreign Subsidiary) a Loan Party, and (iii) any Borrower Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders.

          (b) LINES OF BUSINESS. The Borrower and Holdings will not, and will not permit any of the Borrower Subsidiaries to, engage to any material extent in any business other than manufacturing, marketing and distributing bicycle helmets, auto racing helmets and accessories and businesses that are, in the reasonable judgment of Holdings' board of directors, reasonably related thereto.

          (c) ACTIVITIES OF HOLDINGS. Holdings will not own any assets other than all outstanding common stock of the Borrower or conduct any business or activity other than activities reasonably incidental to the ownership of such common stock.

          SECTION 6.5. INVESTMENTS; ACQUISITIONS. The Borrower and Holdings will not, and will not permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly-Owned Subsidiary prior to such merger) any Equity Interest in, Indebtedness of, or other securities (including any option, warrant or other right to acquire any of the foregoing) issued by, or make or permit to exist any loans or advances to, or Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) the operating assets of any business or line of business or any other assets of any other Person other than Inventory purchased in the ordinary course of business and Capital Expenditures made in conformity with Section 6.12, except:

               (i)   the Mergers;

               (ii)  Permitted Cash Investments;

               (iii) Investments by Holdings in all outstanding common stock of the Borrower, if all such outstanding common stock is represented by Security Certificates held by the Administrative Agent in pledge pursuant to the Holdings Pledge and Security Agreement; and Investments by the Borrower or a Wholly-Owned Borrower Subsidiary in common stock of, or a promissory note issued by, any Borrower Subsidiary, if (A) such Borrower Subsidiary is a Wholly-Owned Subsidiary, (B) such Borrower Subsidiary, if it is not an Exempted Foreign Subsidiary, has become party to the Guaranty, Indemnity and Subordination Agreement and the Security Documents and (C) the Administrative Agent holds a perfected sole security interest in such Investments pursuant to the Borrower Pledge and Security Agreement, unless such Investments are Excluded Assets;

               (iv) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

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               (v)    Hedging Agreements permitted under Section 6.7;

               (vi)   Permitted Acquisitions;

               (vii) loans to officers and employees of the Borrower or a Borrower Subsidiary, in an aggregate amount not exceeding $1,200,000 at any one time outstanding;

               (viii) promissory notes received (A) in any Transfer permitted under clause (v) in Section 6.6, so long as the aggregate principal amount of such promissory notes does not exceed 25% of the aggregate purchase consideration for such Transfer, or (b) as part or all of the purchase consideration in the sale of the Borrower's manufacturing facility at Rantoul, Illinois;

               (ix) Guaranties, constituting the liability solely of Holdings and outstanding on the Effective Date, of Indebtedness of Exempted Foreign Subsidiaries permitted under clause (ix) in Section 6.1;

               (x) Loans by the Borrower to Holdings arising solely from, and consisting solely of, the funding of a distribution to Holdings permitted under Section 6.8(a); and

               (xi) other Investments in an aggregate amount not to exceed $500,000 at any time outstanding.

          SECTION 6.6. ASSET SALES. The Borrower and Holdings will not, and will not permit any Subsidiary to, sell, transfer, exchange, lease, license or otherwise dispose of (collectively, "Transfer") any property or asset, or issue or permit to remain outstanding any Equity Interest in any Subsidiary other than common stock of the Borrower owned by Holdings and common stock of any Borrower Subsidiary owned by the Borrower or another Borrower Subsidiary, except:

               (i) sales of inventory, used or surplus equipment and Permitted Cash Investments in the ordinary course of business; and trademark licenses in the ordinary course of business;

               (ii) Transfers to the Borrower or a Borrower Subsidiary that is a Wholly-Owned Subsidiary and that has become a party to the Guaranty, Indemnity and Subordination Agreement and the Security Documents;

               (iii) the sale of the Borrower's manufacturing facility at Rantoul, Illinois;

               (iv) the sale of the Borrower's manufacturing facility at York, Pennsylvania as part of a sale-and-leaseback transaction in which (A) such sale is made for cash constituting Net Cash Proceeds, (B) such facility is leased back to the Borrower for a term of years and (C) the Borrower delivers to the Administrative Agent a certificate of a Financial Officer of the Borrower demonstrating compliance with the covenants in Sections 6.13, 6.14 and 6.15 on

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

     a pro forma basis, after giving effect to such sale-and-leaseback and the application of the cash proceeds thereof as if they had been consummated at the beginning of the most recent 12-month period for which financial reports sufficient to determine compliance with such covenants are then available; and

               (v) other Transfers of assets having a fair value of (A) less than $500,000, in the case of any and all such Transfers made in any fiscal year and (B) less than $2,000,000, in the case of any and all such Transfers made at any time after the Effective Date.

          SECTION 6.7. HEDGING AGREEMENTS. The Borrower and Holdings will not, and will not permit any of the Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Borrower Subsidiary is exposed in the conduct of its business or the management of its liabilities .

          SECTION 6.8.  PAYMENT RESTRICTIONS.

          (a) RESTRICTED PAYMENTS. The Borrower and Holdings will not, and will not permit any Subsidiary to, declare or make any Restricted Payment or directly or indirectly agree to pay or make, or be or become liable in respect of any obligation (contingent or otherwise) to make, any Restricted Payment, except that:

               (i) Dividends with respect to capital stock payable solely in additional shares of such capital stock; and exchange of preferred stock issued by an issuer solely for (or conversion of such preferred stock solely into) common stock, or other preferred stock that is not Disqualified Stock, issued by the same issuer;

               (ii) a Wholly-Owned Borrower Subsidiary may declare and pay dividends to the Borrower or to a Wholly-Owned Borrower Subsidiary;

               (iii) the Borrower may pay regularly scheduled interest payments as and when due in respect of the Senior Subordinated Notes, if such payment is permitted at such time to be made under the subordination provisions of the Senior Subordinated Note Indenture;

               (iv) Holdings may pay regularly scheduled interest payments as and when due in respect of the Convertible Debentures or in respect of any other outstanding Subordinated Indebtedness of Holdings, if such payment is permitted at such time to be made under the subordination provisions set forth in the Convertible Debenture Indenture or in the indenture or agreement governing such other Subordinated Indebtedness; and, if such payment is so permitted on the date it is due and no Default is then continuing or would result, the Borrower on such date may make a cash distribution or loan to Holdings for the purpose of funding such payment;

               (v) Holdings may pay the Convertible Debentures when due at maturity and may pay when due any other principal payment that Holdings is

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

     obligated to make in respect of any other outstanding Subordinated Indebtedness of Holdings, if such payment is permitted at such time to be made under the subordination provisions set forth in the Convertible Debenture Indenture or in the indenture or agreement governing such other Subordinated Indebtedness; and, if such payment is so permitted on the date it is due and no Default is continuing at the time or would result, (A) Holdings may purchase or redeem (at no more than the then redemption price) Convertible Debentures prior to their maturity and (B) on the date any such payment or the purchase or redemption price in any such purchase or redemption is due, the Borrower may make a cash distribution or loan to Holdings (in the case of any such payment, purchase or redemption in respect of Convertible Debentures, first from the Restricted Funds and, after the Restricted Funds have been depleted, from any other funds held by or available to the Borrower) for the purpose of funding such payment, purchase or redemption;

               (vi) if no Default in the payment of any Obligations or any other Indebtedness is continuing, the Borrower and Borrower Subsidiaries may pay (A) management fees when due under the Management Agreement, in an amount not exceeding, for any fiscal year, 1% of the amount of capital invested by the Investors in Holdings, counted at cost, that is then still held and beneficially owned by them, (B) investment banking fees to the Investors due upon consummation of a Permitted Acquisition, not in the aggregate exceeding 1.5% of the purchase consideration in such Permitted Acquisition, and (C) expense and tax reimbursements to Holdings, for costs actually paid out by Holdings in cash, in an amount not exceeding $500,000 in any one fiscal year of the Borrower; and

               (vii) if no Default is continuing or would result, (A) Holdings may repurchase Equity Interests in Holdings beneficially owned by any individual who acquired such Equity Interests after the Effective Date and who once was, but no longer is, an employee of the Borrower or a Borrower Subsidiary, so long as the aggregate amount expended by Holdings for any and all such repurchases does not exceed (x) $750,000 in any one fiscal year of the Borrower or (y) $2,000,000 cumulatively from the Effective Date, and (B) on the date the purchase price for any such repurchase is due, the Borrower may make a cash distribution to Holdings for the purpose of paying such purchase price.

          (b) PAYMENTS ON ACCOUNT OF INDEBTEDNESS. The Borrower and Holdings will not, and will not permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except (i) payments on account of Obligations,
(ii) payments permitted under Section 6.8(a), and (iii) any payments on account of any Indebtedness that is not Subordinated Indebtedness when and as such payment was due pursuant to the mandatory payment provisions applicable

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

to such Indebtedness at the time it was incurred or any extension thereof thereafter granted by the holder of such Indebtedness.

          (c) RESTRICTED FUNDS. Unless prior to the fifth Business Day following the Effective Date Holdings has purchased and retired all but no more than $25,000,000 in principal amount of outstanding Convertible Debentures pursuant to the Debt Tender Offer, the Borrower and Holdings will (i) cause the Restricted Funds Account Agreement to be executed and delivered by the parties thereto and cause funds of the Borrower in an amount equal to the Restricted Funds to be delivered to the depositary bank or financial intermediary thereunder, no later than the fifth Business Day after the Effective Date, (ii) ensure that any and all Restricted Funds so delivered to such depositary bank or financial intermediary are (A) owned solely by the Borrower, (B) invested by such depositary bank or financial intermediary, if at all, solely in Permitted Cash Investments at the sole risk of the Borrower, and (C) subject at all times to an enforceable and perfected first and sole security interest in favor of the Administrative Agent as security for the Obligations duly acknowledged by such depositary bank or financial intermediary pursuant to the Restricted Funds Deposit Agreement, unless and until such funds are either (x) distributed by the Borrower to Holdings in a distribution permitted under Section 6.8(a)(v) and applied to any payment, purchase or redemption then due as therein set forth or
(y) transferred to the Administrative Agent in satisfaction of the Administrative Agent's security interest therein.

          SECTION 6.9. TRANSACTIONS WITH AFFILIATES. The Borrower and Holdings will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of their respective Affiliates, except (a) transactions that do not involve Holdings and are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and Borrower Subsidiaries that are Wholly-Owned Subsidiaries and are party to the Guaranty, Indemnity and Subordination Agreement and the Security Documents, (c) payments permitted under Section 6.8(a)(vi), and (d) payments directly to taxing authorities of tax payments required to be made under the Tax Sharing Agreement.

          SECTION 6.10. RESTRICTIVE AGREEMENTS.

          The Borrower and Holdings will not and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any member of Holdings Group to create, incur or permit to exist any Lien upon any of its property or assets or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any Borrower Subsidiary or to Guarantee Indebtedness of the Borrower or any Borrower Subsidiary or to transfer assets to or engage in any other transaction with the Borrower or any Borrower Subsidiary, except (i) restrictions and conditions imposed by law or by any Loan Document, (ii) restrictions and conditions imposed under the Senior Subordinated Note Indenture or under any agreement governing Indebtedness of Holdings permitted to be incurred hereunder, (iii) customary restrictions and conditions contained in agreements

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

relating to the sale of a Borrower Subsidiary pending such sale, if such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) restrictions or conditions upon the creation, incurrence or existence of a Lien that are imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) customary provisions in leases restricting the assignment or subleasing thereof.

          SECTION 6.11. AMENDMENT OF CERTAIN DOCUMENTS. The Borrower and Holdings will not, and will not permit any Subsidiary to, amend, supplement, modify or waive (a) the terms of the Senior Subordinated Notes, Convertible Debentures and Holdings Discount Debentures, (b) the covenants, events of default, redemption, repayment and subordination provisions, including definitions of terms used therein, in the Senior Subordinated Note Indenture and the Convertible Debenture Indenture, (c) the covenants, events of default, redemption and repayment provisions applicable to the Holdings Discount Debentures pursuant to the Holdings Debenture Purchase Agreement or the Holdings Discount Debenture Indenture, or (d) any of the other provisions of any of the Transaction Documents, except for changes therein that do not relate to or affect any of the Transactions and are implemented after 21 days prior written notice to the Administrative Agent and Lenders, unless within such 21-day period the Borrower is advised by Required Lenders that, in the good faith opinion of Required Lenders, such change would be materially adverse to the interests of the Lenders.

          SECTION 6.12. CAPITAL EXPENDITURES. The Borrower and Holdings will not make, or permit any Subsidiary to make, any Capital Expenditures other than Capital Expenditures made by the Borrower or a Borrower Subsidiary up to an aggregate amount (for the Borrower and all Borrower Subsidiaries) that does not, in any fiscal year of the Borrower set out below, exceed the amount set forth below as to such fiscal year plus, beginning in the fiscal year ending on or about June 30, 2000, any positive difference between (a) the amount set forth below for the immediately preceding fiscal year and (b) the aggregate amount of Capital Expenditures made by the Borrower and Borrower Subsidiaries in the immediately preceding fiscal year:


                   FISCAL YEAR ENDING         AMOUNT
                   ------------------       ----------
                   1999..................   $6,500,000
                   2000..................    7,000,000
                   2001..................    7,500,000
                   2002 and thereafter...    8,000,000

          Section 6.13. MINIMUM CASH INTEREST COVERAGE RATIO. The Borrower and Holdings will not permit the Cash Interest Coverage Ratio, determined as the last day of any fiscal quarter described below for the period of 12 months then ended (for example, "FQ2&3inFYE99" means the second and third fiscal quarters in the fiscal year ending on or about June 30, 1999), to be less than the amount set forth as to such fiscal quarter below:

                Fiscal Quarter                    Minimum Ratio
                --------------                    -------------
                FQ1,2&3in FYE99                        1.60

                FQ4inFYE99,                            1.75
                FQ1,2,3&4inFYE00 and
                FQ1,2&3inFYE01

                FQ4inFYE01 and                         1.90
                FQ1,2&3inFYE02

                FQ4inFYE02 and                         2.00
                thereafter

          SECTION 6.14. MINIMUM FIXED CHARGE COVERAGE RATIO. The Borrower and Holdings will not permit the Fixed Charge Coverage Ratio, determined as the last day of any fiscal quarter described below for the period of 12 months then ended (for example, "FQ2&3inFYE99" means the second and third fiscal quarters in the fiscal year ending on or about June 30, 1999), to be less than the amount set forth as to such fiscal quarter below:


                Fiscal Quarter                    Minimum Ratio
                --------------                    -------------
                FQ1,2&3in FYE99                        1.25

                FQ4inFYE99 and                         1.35
                FQ1,2&3inFYE00

                FQ4inFYE00 and                         1.45
                FQ1,2&3inFYE01

                FQ4inFYE01 and                         1.50
                thereafter



                  [Remainder of Page Intentionally Left Blank]

          SECTION 6.15. MAXIMUM TOTAL LEVERAGE RATIO. The Borrower and Holdings will not permit the Total Leverage Ratio, determined as the last day of any fiscal quarter described below based on Adjusted EBITDA for the period of 12 months then ended (for example, "FQ2&3inFYE99" means the second and third fiscal quarters in the fiscal year ending on or about June 30, 1999), to be greater than the amount set forth as to such fiscal quarter below:


                Fiscal Quarter                    Minimum Ratio
                --------------                    -------------
                  FQ1inFYE99                           5.25

                  FQ2inFYE99                           5.50

                  FQ3inFYE99                           6.00

                  FQ4inFYE99                           5.00

                  FQ1inFYE00                           5.00

                  FQ2inFYE00                           5.25

                  FQ3inFYE00                           5.75

                  FQ4inFYE00                           5.00

                  FQ1inFYE01                           5.00

                  FQ2inFYE01                           5.00

                  FQ3inFYE01                           5.50

                  FQ4inFYE01                           4.50

                  FQ1inFYE02                           4.50

                  FQ2inFYE02                           4.75

                  FQ3inFYE02                           5.25

                  FQ4inFYE02                           4.25

                  FQ1in FYE03                          4.25

                  FQ2inFYE03                           4.50

                  FQ3inFYE03                           5.00

                  FQ4inFYE03                           4.00

          SECTION 6.16 ADDITIONAL SUBSIDIARIES. The Borrower and Holdings will not, and will not permit any Subsidiary to, create any additional Subsidiary, unless such Subsidiary is a Borrower Subsidiary.


                                 ARTICLE VII.
                               EVENTS OF DEFAULT

          SECTION 7.1 EVENTS OF DEFAULT. If any of the following events ("Events of Default") shall occur:

          (a) FAILURE TO PAY PRINCIPAL OF LOAN OR REIMBURSEMENT OBLIGATION. The Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) FAILURE TO PAY INTEREST, FEES AND OTHER OBLIGATIONS. The Borrower shall fail to pay any interest on any Loan or any fee or any other Obligation (other than an amount referred to in Section 7.1(a)) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

          (c) REPRESENTATIONS AND WARRANTIES. Any representation or warranty made or deemed made by or on behalf of any member of the Holdings Group in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

          (d) CERTAIN COVENANTS. Any Loan Party shall fail to observe or perform any covenant or agreement contained in Section 5.2, 5.4 (with respect only to the existence of the Loan Parties) or 5.11 or in Article VI, except that if such failure arises from a non-consensual Lien created without the knowledge of, action by or consent of any Loan Party in violation of Section 6.3, then such failure shall not constitute an Event of Default unless such failure shall continue unremedied for 10 days after (i) notice thereof is given to the Borrower by any Agent or Lender or (ii) any Loan Party acknowledges such failure in writing;

          (e) CERTAIN OTHER COVENANTS. The Loan Parties shall fail to observe or perform any covenant or agreement contained in Section 5.1(g), 5.3, 5.12,
5.13 or 5.16, and such failure shall continue unremedied for a period of 15 days after (i) notice thereof is given to the Borrower by any Agent or Lender or
(ii) any Loan Party acknowledges such failure in writing;

          (f) OTHER COVENANTS. Any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in Sections 7.1(a), 7.1(b), 7.1(d) or 7.1(e)), and such failure shall continue unremedied for a period of 30 days after (i) notice thereof is given to the Borrower by any Agent or Lender or (ii) any Loan Party acknowledges such failure in writing;

          (g) FAILURE TO PAY OTHER INDEBTEDNESS. Any member of the Holdings Group shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Indebtedness outstanding in a principal amount exceeding $1,000,000, when and as the same shall become due and payable (after giving effect to the expiration of any grace or cure period set forth therein);

          (h) DEFAULT AS TO OTHER INDEBTEDNESS. Any event or condition occurs that results in any Indebtedness outstanding in a principal amount exceeding $1,000,000 becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Indebtedness or any trustee or agent on its or their behalf to cause any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, and, if such notice or lapse of time is required therein, any such required notice has been given as provided therein or by the Administrative Agent or Required Lenders and any such required time has elapsed;

          (i) INVOLUNTARY PROCEEDINGS. An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any member of the Holdings Group or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any member of the Holdings Group or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered or such member of the Holdings Group shall consent to such proceeding or petition or the entry of any such order or decree;

          (j)  VOLUNTARY PROCEEDINGS.  Any member of the Holdings Group shall
(i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect,
(ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 7.1(i),
(iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any member of the Holdings Group or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (k) INABILITY TO PAY DEBTS. Any member of the Holdings Group shall become unable to, admit in writing its inability to, or fail generally to, pay its debts as they become due;

          (l)  JUDGMENTS.  Either:

               (i) One or more judgments for the payment of money in an aggregate amount in excess of $1,000,000 shall be rendered against any member of the Holdings Group or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any member of the Holdings Group to enforce any such judgment; or

               (ii) the sum of (A) the aggregate amount paid by any and all members of the Holdings Group in settlement of product liability claims or in satisfaction of judgments based on product liability claims from any source of funds except cash payments made by a third-party insurer under a product liability insurance policy, (B) the aggregate amount of all unsatisfied judgments outstanding against any member of the Holdings Group based upon product liability claims as to which coverage has not been admitted by any such third-party insurer, and (C) the aggregate uninsured portion of unsatisfied judgments outstanding against any member of the Holdings Group based upon product liability claims as to which insurance coverage is admitted by any such third party insurer but the admitted coverage either is subject to a deductible amount or self-insured retention or is less than the amount of the judgment (in each case without counting amounts paid to settle the claims asserted in litigation commenced by Wandel, Thomas and Yarusso or to satisfy any judgment rendered therein) shall at any time exceed the sum of (i) $10,000,000 plus (ii) all payments to settle such claims or satisfy such judgments that were funded by an incremental contribution to the common equity capital of the Borrower received by the Borrower from Holdings after the Effective Date from the proceeds of the issuance and sale to the Investors of Equity Interests in Holdings not constituting Disqualified Stock or Subordinated Indebtedness of Holdings permitted under clause (xii) in Section 6.1;

          (m) ERISA. An ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred and have not been satisfied, would reasonably be expected to result in liability of one or more members of the Holdings Group in an aggregate amount exceeding $1,000,000;

          (n) REPUDIATION OR CONTEST OF OBLIGATIONS. Any Loan Party shall repudiate, disavow or purport to revoke any of its obligations under any Loan Document or shall commence or overtly threaten or join or acquiesce in any litigation seeking to invalidate or annul, or seeking any other relief from or as to, any of the provisions of any Loan Document on any ground; or any such litigation shall be commenced by any Person other than a Loan Party and shall not be dismissed within 60 days thereof;

          (o) IMPAIRMENT OF COLLATERAL. Any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) as a result of the Administrative Agent's release and redelivery of any stock certificates, promissory notes or other instruments delivered to it in pledge under any of the Pledge and Security Agreements, or
(iii) as to Miscellaneous Unpledged Assets; or

          (p) CHANGE IN CONTROL. Any Change in Control shall occur and demand shall be made by the Required Lenders as set forth in Section 2.10(a);

THEN, and in every such event (other than an event with respect to any Loan Party described in Section 7.1(i) or Section 7.1(j)), and at any time thereafter during the continuance of such event, the Administrative Agent, if so directed by the Required Lenders, may and shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Revolving Commitments, and thereupon the Revolving Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to any Loan Party described in Section 7.1(i) or Section 7.1(j), the Revolving Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


                                 ARTICLE VIII.
                           THE ADMINISTRATIVE AGENT
                               AND OTHER AGENTS

          SECTION 8.1. APPOINTMENT OF AGENTS. Each of the Lenders and the Issuing Bank hereby (a) irrevocably appoints SG as the Administrative Agent, DLJ Capital as Syndication Agent, and SG Cowen and Donaldson, Lufkin & Jenrette as Arrangers (each of them in such capacity, including the Administrative Agent, the "Agent") and (b) authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

          SECTION 8.2. SAME RIGHTS AND POWERS. The Agent shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and the Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any

Transaction Party or any Subsidiary or other Affiliate thereof as if it were not the Agent hereunder.

          SECTION 8.3. NO DUTIES OR OBLIGATIONS; NOT LIABLE. The Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.2), and (c) except as expressly set forth in the Loan Documents, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or Holdings or any of the Subsidiaries that is communicated to or obtained by the Agent or any of its Affiliates in any capacity. The Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.2) or in the absence of the Agent's own gross negligence or willful misconduct. The Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to the Agent by the Borrower or a Lender, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, enforceability, perfection, priority or sufficiency of any Lien, or (vi) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Agent.

          SECTION 8.4. ENTITLED TO RELY. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          SECTION 8.5. SUB-AGENTS; RELATED PARTIES. The Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of this
Article VIII shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Agent.

          SECTION 8.6. RESIGNATION OF ADMINISTRATIVE AGENT. Subject to the appointment and acceptance of a successor to the Administrative Agent as provided in this Section 8.6, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor, with the consent of the Borrower (which shall not be unreasonably withheld or delayed). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank and with the consent of the Borrower (which shall not be unreasonably withheld or delayed), appoint a successor Administrative Agent that shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed upon between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article VIII and Section 9.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

          SECTION 8.7.  CONCERNING THE COLLATERAL.

          (a) SECURITY DOCUMENTS. The Agent, Issuing Bank and each of the Lenders authorizes and directs the Administrative Agent to enter into the Security Documents for the benefit of the Lenders and to perform all obligations of the Administrative Agent thereunder, including (without limitation) obligations to release Collateral. Each holder of Obligations agrees that any action taken by the Required Lenders (or, where required by the express terms of this Agreement, a greater or lesser proportion of the Lenders) in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Required Lenders (or, where so required, such greater or lesser proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the holders of Obligations.

          (b) RELEASE OF LIENS. Each Lender hereby agrees that it will, upon request of the Borrower or the Administrative Agent, confirm the Administrative Agent's authority to release, or direct the Administrative Agent to release, any Lien held by the Administrative Agent:

               (i) against all of the Collateral, upon expiration or termination of the obligations of the Lenders under this Agreement, expiration or other discharge of all Letters of Credit, payment of the principal of and interest on all Loans and reimbursement liabilities with respect to Letters of Credit and payment of all other Obligations then due and payable;

               (ii) against any part of the Collateral sold or disposed of by the Borrower or any Borrower Subsidiary, if such sale or disposition is permitted by and is made in accordance with this Agreement; and

               (iii) against any Collateral which the Administrative Agent is required to release pursuant to the Security Documents or applicable law.

          (c) NOT ACCOUNTABLE OR LIABLE. The Agent shall not be accountable or liable for any release of Collateral which (i) the Administrative Agent in good faith believes is required under the Security Documents or any other Loan Document, or (ii) results from any failure to give, or delay in giving, any notice of termination of any rights of the Borrower pursuant to the Security Documents or any other Loan Document.

          SECTION 8.8. NO RELIANCE. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the either Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.


                                  ARTICLE IX.
                                 MISCELLANEOUS

          SECTION 9.1. NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

               (i)   if to any member of the Holdings Group, to:

                     Bell Sports, Inc.
                     6350 San Ignacio Avenue
                     San Jose, CA  95129
                     Attention:  Chief Financial Officer
                     Telecopy:  (408) 362-9490

               (ii) if to the Administrative Agent, the Swingline Lender or the Issuing Bank, to:

                     Societe Generale
                     1221 Avenue of the Americas
                     New York, NY  10020
                     Attention:  Steve Pischel
                     Telecopy:  (212) 278-6178

               (iii) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

          Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 9.2.  WAIVERS; AMENDMENTS.

          (a) NO WAIVER; RIGHTS AND POWERS CUMULATIVE. No failure or delay by the Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 9.2(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Under no circumstances shall the making of a Loan or issuance of a Letter of Credit be construed as a waiver of any Default, regardless of whether the Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

          (b) WRITING REQUIRED. Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, except that (i) no such agreement shall (A) increase the Revolving Commitment of any Lender without the written consent of such Lender, (B) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (C) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of the Revolving Commitment, without the written consent of each Lender affected thereby, (D) change Section 2.16(b) or
Section 2.16(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (E) change any of the provisions of this Section 9.2 or the definition of the term "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (F) release any Guarantor that is a Significant Subsidiary from its liability under the Guaranty, Indemnity and Subordination Agreement (except as expressly provided therein), or limit such liability, without the written consent of each Lender, or (G) except as set forth in
Section 8.7(b), release all or any substantial part of the Collateral from the Liens of the Security Documents, without the written consent of each Lender; and
(ii) no such agreement shall amend, modify or otherwise affect the rights or duties of any Agents, the Issuing Bank or the Swingline Lender without the prior written consent of such Agent, the Issuing Bank or the Swingline Lender, as the case may be.

          SECTION 9.3.  EXPENSES; INDEMNITY; DAMAGE WAIVER.

          (a) EXPENSES. The Borrower and Holdings jointly and severally agree to pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or the Arrangers and their respective Affiliates, including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent, in connection with SG's commitment for and syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment or dispute thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers, the Issuing Bank or any Lender, including the reasonable and documented fees, charges and disbursements of counsel for the Lenders (as a group) and counsel for the Administrative Agent, the Swingline Lender or the Issuing Bank and any advisors, appraisers, consultants, or other professional engaged by them or by any such counsel, in connection with the enforcement or protection of any of their claims, rights or remedies in connection with the Loan Documents, including their rights under this Section 9.3, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit or during the pendency of any bankruptcy or insolvency proceeding.

          (b) INDEMNITY. The Borrower and Holdings agree jointly and severally to defend and indemnify each Agent, Arranger, Issuing Bank and Lender, and each Related Party of any of the foregoing Persons (all, collectively, "Indemnitees"), against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated

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

hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) the breach by any Loan Party of any representation, warranty, covenant or agreement set forth in any Loan Document, (iv) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Transaction Party or any of the Subsidiaries, or any Environmental Liability related in any way to any Transaction Party or any of the Subsidiaries, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, except only that no Indemnitee shall be indemnified hereunder if and to the extent that any such losses, claims, damages, liabilities or related expenses incurred or sustained by it are determined by final judgment of a court of competent jurisdiction to have resulted directly and primarily from the gross negligence or willful misconduct of such Indemnitee.

          (c) PAYMENT BY LENDERS. To the extent that any Loan Party fails to pay any amount required to be paid by it to the Agent, the Issuing Bank or the Swingline Lender under Section 9.3(a) or Section 9.3(b), each Lender severally (and not jointly) agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, but (in each case) only if and to the extent that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, Issuing Bank or Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the Total Exposures and unused Revolving Commitments at the time.

          (d) WAIVER OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL AND PUNITIVE DAMAGES. The Borrower and Holdings will not assert, will cause each Subsidiary never to assert, and for themselves and each present and future Subsidiary and their respective Related Persons hereby forever waives, releases and agrees not to sue upon, any claim against any Indemnitee, on any theory of liability (whether based upon contract, or founded upon tort or any legal duty or otherwise), for and special, indirect, consequential damages and, to the fullest extent a claim for punitive damages is permitted to be waived by law, for punitive damages arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof or any act, omission, claim, breach, wrongful conduct, or other occurrence or event in any respect relating hereto.

          (e) PAYABLE UPON DEMAND. All amounts due under this Section 9.3 shall be payable promptly after written demand therefor.

          SECTION 9.4.  SUCCESSORS AND ASSIGNS.

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

          (a) SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that neither the Borrower nor Holdings may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any such attempted assignment or transfer without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) ASSIGNMENT BY LENDERS. Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans at the time owing to it), if (i) the Administrative Agent, the Issuing Bank and the Swingline Lender and, unless a Default is continuing, the Borrower give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), except that no such consent shall be required in the case of an assignment to a Lender or an Affiliate of a Lender, (ii) the amount of the Revolving Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less $5,000,000, unless (A) each of the Borrower and the Administrative Agent consent to a lesser amount, (B) the assignment is made to a Lender or an Affiliate of a Lender, or (C) the assignment transfers the entire remaining amount of the assigning Lender's Revolving Commitment or Loans, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, except in the case of an assignment by DLJ Capital within 90 days from the Effective Date, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Any consent of the Borrower otherwise required under this Section 9.4 shall not be required if an Event of Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to Section 9.4(d), from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.3). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.4(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.4(e).

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

          (c) REGISTER. The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register").
The entries in the Register shall be conclusive, and the Loan Parties, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) ACCEPTANCE AND RECORDING OF ASSIGNMENT. Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 9.4(b) and any written consent to such assignment required by Section 9.4(b), the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 9.4(d).

          (e) PARTICIPATIONS. Any Lender may, without the consent of the Borrower, the Agents, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans owing to it), but in such event (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Agents, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents, except that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described clause (i) in Section 9.2(b) that affects such Participant. Subject to Section 9.4(f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to
Section 9.4(b). To the extent permitted by law, each Participant that has been identified to the Borrower also shall be entitled to the benefits of Section 9.8 as though it were a Lender, if such Participant agrees to be subject to Section 2.16(c) as though it were a Lender.

          (f) PARTICIPANT NOT ENTITLED TO A GREATER PAYMENT. A Participant or an Affiliate of a Lender shall not be entitled to receive any greater payment under Section 2.14 or Section 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant or with respect to the

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

Revolving Commitment assigned to such Affiliate, unless the sale of the participation to such Participant or the assignment to such Affiliate is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless (i) the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(e) as though it were a Lender and (ii) such Participant is eligible for exemption from the withholding tax referred to therein, following compliance with Section 2.15(e).

          (g) PLEDGE OR ASSIGNMENT AS SECURITY. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 9.4 shall not apply to any such pledge or assignment of a security interest. No such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          SECTION 9.5. SURVIVAL. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Revolving Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.3 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Commitments or the termination of this Agreement or any provision hereof.

          SECTION 9.6. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Document and any separate letter agreements with respect to fees payable to the Agents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, except any and all agreements relating to the fees and compensation payable to SG in connection with the Transactions. Except as provided in Section 3.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, including each Lender identified on the signature pages hereof, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their
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

respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.7. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 9.8. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section
9.8 are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

          SECTION 9.9.  GOVERNING LAW; JURISDICTION; SERVICE OF PROCESS.

          (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          (b) CONSENT TO JURISDICTION. Each of the Borrower and Holdings hereby irrevocably and unconditionally submits, for itself and its property and for each other Loan Party and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or their properties in the courts of any jurisdiction.

          (c) WAIVER OF OBJECTIONS TO VENUE. Each of the Borrower and Holdings hereby irrevocably and unconditionally waives, for itself and each other Loan Party, to the fullest extent it may legally and effectively do so, any objection that it may

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now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 9.9(b) other than a court referred to in the last sentence thereof that is not referred to elsewhere therein. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) SERVICE OF PROCESS. Each of the Borrower and Holdings hereby irrevocably and unconditionally consents, for itself and each other Loan Party, to service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

          SECTION 9.11. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 9.12. CONFIDENTIALITY. The Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.12, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.12 or
(ii) becomes available to the Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Holdings. For the purposes of this Section 9.12, the term "Information" means all information received from the Holdings Group relating to the or its business, other than any such information that is available to the Agents, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Holdings Group, but, in the case of information received from the Holdings Group after the date hereof, only if such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          SECTION 9.13. INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.13 shall be cumulated and the interest and-Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.



                  [Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        BELL SPORTS, INC.,
                                        a California corporation

                                        By:________________________________
                                           Name:
                                           Title:


                                        BELL SPORTS CORP.,
                                        a Delaware corporation

                                        By:________________________________
                                           Name:
                                           Title:


                                        SOCIETE GENERALE

                                        By:________________________________
                                           Name:
                                           Title:


                                        DLJ CAPITAL FUNDING, INC.

                                        By:________________________________
                                           Name:
                                           Title:


                                      S-1